                                                                    EXHIBIT 99.2

                               CENTERPOINT ENERGY

                                  SAVINGS PLAN

               (As Amended and Restated Effective January 1, 2005)

                                                                               .
                                                                               .
                                                                               .

                         CENTERPOINT ENERGY SAVINGS PLAN
               (As Amended and Restated Effective January 1, 2005)

                                      INDEX

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                                                                            ----
ARTICLE I DEFINITIONS....................................................     3

ARTICLE II ADMINISTRATION OF THE PLAN....................................     9
   2.1    Appointment of Committee.......................................     9
   2.2    Records of Committee...........................................     9
   2.3    Committee Action...............................................     9
   2.4    Committee Disqualification.....................................     9
   2.5    Committee Compensation and Expenses............................     9
   2.6    Committee Liability............................................     9
   2.7    Committee Determinations.......................................    10
   2.8    Employee Information From Employer.............................    11
   2.9    Uniform Administration.........................................    11
   2.10   Reporting Responsibilities.....................................    12
   2.11   Disclosure Responsibilities....................................    12
   2.12   Statements.....................................................    12
   2.13   Allocation of Responsibility Among Fiduciaries for Plan and
          Trust Administration...........................................    12
   2.14   Annual Audit...................................................    12
   2.15   Presenting Claims for Benefits.................................    13
   2.16   Claims Review Procedure........................................    13
   2.17   Disputed Benefits..............................................    14

ARTICLE III PARTICIPATION IN THE PLAN....................................    15
   3.1    Eligibility of Employees.......................................    15
   3.2    Employee Information...........................................    15
   3.3    Application by Participants....................................    15
   3.4    Service Defined................................................    15
   3.5    Commencement and Termination of Service........................    16
   3.6    Transferred Participants.......................................    17
   3.7    Qualified Military Service.....................................    18

ARTICLE IV CONTRIBUTIONS TO THE PLAN.....................................    19
   4.1    Employer Matching Contributions................................    19
   4.2    Pre-Tax Contributions..........................................    20
   4.3    After-Tax Contributions........................................    21
   4.4    Employer Matching Contributions and Pre-Tax Contributions to be
          Tax Deductible.................................................    22
   4.5    Maximum Allocations............................................    22
   4.6    Refunds to Employer............................................    22
   4.7    Rollover Contributions.........................................    23

ARTICLE V PARTICIPANT ACCOUNTS...........................................    25
   5.1    Trust Accounts.................................................    25
   5.2    Valuation of Trust Fund........................................    25
   5.3    Allocations to Accounts........................................    26
   5.4    Maximum Annual Additions.......................................    27

ARTICLE VI PARTICIPANTS' BENEFITS........................................    33
   6.1    Vesting........................................................    33
   6.2    Termination of Service.........................................    33
   6.3    Death of Participants..........................................    33
   6.4    In-Service Distributions.......................................    34
   6.5    Payments of Benefits...........................................    35
   6.6    Payment of Distribution Directly to Eligible Retirement Plan...    37
   6.7    Participation Rights Determined as of Valuation Date Coinciding
          with or Preceding Termination of Employment....................    39
   6.8    Treatment of Non-Vested Account Balances Upon Termination of
          Service Prior to May 6, 2002...................................    39
   6.9    Required Minimum Distributions.................................    40
   6.10   Unclaimed Benefits.............................................    41
   6.11   Optional Forms of Benefits.....................................    42

ARTICLE VII WITHDRAWALS AND LOANS........................................    43
   7.1    Withdrawal of After-Tax Contributions..........................    43
   7.2    Withdrawal of Pre-Tax Contributions On and After Age 59 1/2....    43
   7.3    Withdrawal From Prior Plan Account and Rollover Account........    43
   7.4    Conditions of Withdrawals......................................    43
   7.5    Loans..........................................................    44

ARTICLE VIII INVESTMENT DIRECTIONS.......................................    45
   8.1    Investment of Trust Fund.......................................    45
   8.2    ESOP Company Stock Fund........................................    46
   8.3    Voting of Company Stock; Exercise of Other Rights..............    46

ARTICLE IX TRUST AGREEMENT AND TRUST FUND................................    48
   9.1    Trust Agreement................................................    48
   9.2    Benefits Paid Solely From Trust Fund...........................    48
   9.3    Committee Directions to Trustee................................    48
   9.4    Trustee's Reliance on Committee Instructions...................    48
   9.5    Authority of Trustee in Absence of Instructions From
          the Committee..................................................    48
   9.6    Compliance with Exchange Act Rule 10(b)(18)....................    49

ARTICLE X ADOPTING EMPLOYERS, AMENDMENT AND TERMINATION OF THE PLAN, AND
          DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND..............    50
   10.1   Adoption by Employers..........................................    50
   10.2   Continuous Service.............................................    51
   10.3   Amendment of the Plan..........................................    51
   10.4   Termination of the Plan........................................    52

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
   10.5   Distribution of Trust Fund on Termination......................    52
   10.6   Effect of Discontinuance of Contributions......................    52
   10.7   Merger of Plan with Another Plan...............................    52

ARTICLE XI TOP-HEAVY PLAN REQUIREMENTS...................................    53
   11.1   General Rule...................................................    53
   11.2   Vesting Provisions.............................................    53
   11.3   Minimum Contribution Percentage................................    53
   11.4   Limitation on Compensation.....................................    54
   11.5   Coordination With Other Plans..................................    54
   11.6   Distributions to Certain Key Employees.........................    55
   11.7   Determination of Top-Heavy Status..............................    55

ARTICLE XII TESTING OF CONTRIBUTIONS.....................................    59
   12.1   Definitions....................................................    59
   12.2   Actual Deferral Percentage Test................................    61
   12.3   Excess Contributions...........................................    62
   12.4   Actual Contribution Percentage Test............................    63
   12.5   Excess Aggregate Contributions.................................    64
   12.6   Effective Date.................................................    65

ARTICLE XIII MISCELLANEOUS PROVISIONS....................................    66
   13.1   Not Contract of Employment.....................................    66
   13.2   Controlling Law................................................    66
   13.3   Invalidity of Particular Provisions............................    66
   13.4   Non-Alienability of Rights of Participants.....................    66
   13.5   Payments in Satisfaction of Claims of Participants.............    67
   13.6   Payments Due Minors and Incompetents...........................    67
   13.7   Acceptance of Terms and Conditions of Plan by Participants.....    67
   13.8   Impossibility of Diversion of Trust Fund.......................    67

                         CENTERPOINT ENERGY SAVINGS PLAN
               (As Amended and Restated Effective January 1, 2005)

                                    Recitals

          WHEREAS, Houston Industries Incorporated, a Texas corporation ("HII"), established a tax-qualified defined contribution plan, effective July 1, 1973, for the benefit of its eligible employees (the "Saving Plan"), along with a trust, which formed a part of the Savings Plan; and

          WHEREAS, effective January 1, 1989, the Savings Plan was amended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), as amended by the Tax Reform Act of 1986, and Section 501(a) of the Code with respect to the underlying Savings Plan trust, and to make certain other changes therein; and

          WHEREAS, effective October 5, 1990, the Savings Plan was amended and restated to include an employee stock ownership plan ("ESOP") intended to qualify under Sections 401(a) and 4975(e)(7) of the Code, and effective July 1, 1995, the Savings Plan was again amended and restated to make certain additional changes (the Savings Plan, as amended and restated effective July 1, 1995, and as thereafter amended and in effect on March 31, 1999, being herein referred to as the "Prior HII Plan"); and

          WHEREAS, effective August 6, 1997, as a result of the corporate merger, HII assumed the sponsorship of the NorAm Employee Savings & Investment Plan (the "NorAm Plan") and the Minnegasco Division Employees' Retirement Savings Plan (the "Minnegasco Plan"), and adopted the underlying plan trusts; and

          WHEREAS, effective April 1, 1999, the NorAm Plan and Minnegasco Plan were merged with and into the Prior HII Plan, and the assets and liabilities under the NorAm Plan and Minnegasco Plan trusts were transferred to the Savings Plan trust, and the Prior HII Plan was amended and restated (1) to reflect the same, (2) to incorporate all prior amendments to the Prior HII Plan, including the amendments incorporating certain changes required by the Retirement Protection Act of 1994 under the General Agreement on Tariffs and Trades, the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996 and the Tax Reform Act of 1997, (3) to reflect the change in the name of the Plan sponsor from Houston Industries Incorporated to Reliant Energy, Incorporated ("REI"), and (4) to make certain other changes to the Prior HII Plan (the "1999 Plan"), with such 1999 Plan subsequently amended to reflect the applicable provisions of the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001 and the Job Creation and Worker Assistance Act of 2002; and

          WHEREAS, effective August 31, 2002, in connection with the spin-off of Reliant Resources, Inc. ("RRI"), a subsidiary of REI, and the resulting reorganization of REI, CenterPoint Energy, Inc. (the "Company") became the plan sponsor of the 1999 Plan, which was renamed the CenterPoint Energy, Inc. Savings Plan (and the 1999 Plan trust was renamed the CenterPoint Energy, Inc. Savings Trust); and

          WHEREAS, effective January 1, 2005 (the "Effective Date"), the Board of Directors of the Company authorized and directed that the 1999 Plan be amended, restated and continued in order to incorporate all prior amendments to the 1999 Plan, to reflect the final loan payment and end of the leveraged ESOP loan, and to make certain design changes, with the amended and restated 1999 Plan hereinafter referred to as the "Plan" and the 1999 Plan trust hereinafter referred to as the "Savings Trust;" and

          WHEREAS, the provisions of the Plan shall apply to a participant who continues his "Service" (as defined herein) on and after the Effective Date and, except as otherwise expressly set forth herein, the rights and benefits, if any, of a prior plan participant who terminated his Service prior to the Effective Date shall be determined under the provisions of the applicable prior plan in effect on the date his Service terminated; and

          WHEREAS, the Plan and the Savings Trust are intended to meet the requirements of Sections 401(a), 401(k), 501(a), and 4975(e)(7) of the Code and the Employee Retirement Income Security Act of 1974, as either may be amended from time to time;

          NOW, THEREFORE, the Company hereby amends, restates, and continues the 1999 Plan in the form of, and by the adoption of, the CenterPoint Energy Savings Plan as herein set forth, effective January 1, 2005, except as otherwise indicated herein, to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

          As used in the Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

          ACCOUNT: Any of the accounts maintained for a Participant pursuant to
Section 5.1, or all such accounts collectively, as the context requires.

          AFFILIATE: A corporation or other trade or business which, together with an Employer, is "under common control" within the meaning of Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated) which is a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

          AFTER-TAX CONTRIBUTIONS: Any amount contributed by a Participant to the Trust Fund from his Compensation as "After-Tax Matched Contributions" and "After-Tax Unmatched Contributions" pursuant to Section 4.3.

          AFTER-TAX CONTRIBUTION ACCOUNT: The account or accounts maintained for each Participant to reflect his After-Tax Matched Contributions and After-Tax Unmatched Contributions, and any allocations and adjustments thereto.

          BENEFICIARY: Such natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits under the Plan, as provided in Section 6.3 hereof.

          BOARD: The Board of Directors of the Company.

          CENGAS ACCOUNT: The account maintained to reflect the after-tax contributions of certain Minnegasco Participants made under the Minnegasco, Inc. Retirement Plan for Employees of the Former Cengas Division, and any allocations and adjustments thereto.

          CODE: The Internal Revenue Code of 1986, as amended.

          COMMITTEE: The Benefits Committee as described in Article II and, in regard to any provision of this Plan under which an agent has been appointed by the Benefits Committee pursuant to Article II to administer such provision of this Plan, such agent.

          COMPANY: CenterPoint Energy, Inc., a Texas corporation, or a successor to CenterPoint Energy, Inc. in the ownership of substantially all of its assets.

          COMPANY STOCK: Common stock or convertible preferred stock of the Company which is readily tradable on an established securities market.

          COMPENSATION: The total cash compensation actually paid for personal services to an Employee by the Employer during the applicable payroll period plus any amounts contributed by an Employer pursuant to a salary reduction agreement under Code Section 401(k) and any amounts not includable in gross income of the Participant under Code Sections 132(f) and 125, and shall specifically (i) include salaries, wages, commissions, overtime pay, performance-based bonuses paid in cash, and any other payments of compensation in cash which would be subject to tax under Code Section 3401(a); and (ii) exclude expense allowances, benefits received under the long-term disability plan of an Employer, contributions of the Employer to or benefits under this Plan or any other welfare or deferred compensation plan not expressly included above, any payments made in connection with an Employee's termination of employment or severance pay, and any payments made in connection with an Employee's commencement of, or agreement to, employment with the Employer; provided, however, that Compensation taken into account under the Plan for any Participant during a given Plan Year shall not exceed $200,000 (or such other amount provided under Code Section 401(a)(17)), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) (with such amount adjusted to $210,000 for the 2005 Plan Year). The Compensation of the respective Participants as reflected by the books and records of the Employer shall be conclusive.

          CONTRIBUTION: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by the Employer or by a Participant from his Compensation, including After-Tax Contributions, Employer Matching Contributions, and Pre-Tax Contributions.

          DISABILITY: A disability incurred by a Participant that satisfies the requirements of Section 6.2.

          EFFECTIVE DATE: January 1, 2005, except (i) as otherwise provided in specific provisions of the Plan and (ii) that provisions of the Plan required to have an earlier effective date by application of statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation.

          EMPLOYEE: Any person employed by an Employer, including any Leased Employee performing services for an Employer. In addition to the above, the term "Employee" shall include any person receiving remuneration for personal services (or who would be receiving such remuneration except for an authorized leave of absence) rendered as an employee of a foreign affiliate (as defined in Code
Section 3121(l)(6)) of an Employer to which an agreement extending coverage under the Federal Social Security Act entered into by an Employer under Code
Section 3121(l), provided that such person is a citizen or resident of the United States.

          EMPLOYER: The Company (including its successors) and any other eligible entity or organization that has adopted this Plan pursuant to the provisions of Article X, and the successors, if any, to such entity or organization, with such Employers set forth on Exhibit A to the Plan.

          EMPLOYER MATCHING ACCOUNT: An account or accounts maintained for each Participant to reflect the interest in his Employer Matching Contributions to the Plan, and any allocations and adjustments thereto. The Employer Matching Account also reflects "Profit

Sharing Contributions" and "Resources Employer Matching Contributions" made to the Trust Fund by a "Resources Employer" on behalf of a Participant who was a "Resources Employee" under the Prior Plan (as each such term is defined under the Prior Plan).

          EMPLOYER MATCHING CONTRIBUTIONS: Any amount contributed to the Trust Fund by the Employer pursuant to Section 4.1.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

          ESOP COMPANY STOCK FUND: The investment fund held by the Trustee, which is intended to constitute an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Code, that is invested and reinvested in shares of Company Stock.

          FIDUCIARIES: The Committee, the Trustee, and any other person designated as a Fiduciary with respect to the Plan or the Trust Agreement, but only with respect to the specific responsibilities of each as described in
Section 2.13 hereof.

          HIGHLY COMPENSATED EMPLOYEE: Any Employee and any employee of an Affiliate who is a highly compensated employee under Section 414(q) of the Code, including any Employee and any employee of an Affiliate who was a "5% owner" (as defined in Code Section 416(i)) during the current Plan Year or prior Plan Year or who received Compensation during the prior Plan Year in excess of $80,000, or such other amount as determined by the Secretary of the Treasury or his delegate, excluding Employees described in Code Section 414(q)(8) (such amount adjusted to $95,000 for the 2005 Plan Year). In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer. A former Employee shall be treated as a Highly Compensated Employee if (i) such former Employee was a Highly Compensated Employee when he separated from Service or (ii) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55.

          INVESTMENT FUND: One of the investment funds or investment alternatives designated by the Committee, pursuant to Section 8.1 and the applicable provisions of the Trust Agreement, as alternatives in which Participants may elect to invest the amounts in their Accounts, subject to the provisions and restrictions in Section 8.1. The foregoing notwithstanding, the term "Investment Fund" shall not include, or refer to, the ESOP Company Stock Fund or REI Stock Fund.

          INVESTMENT MANAGER: The Investment Manager, if any, appointed by the Committee under the Trust Agreement, as such term is defined by Section 3(38) of ERISA.

          LEASED EMPLOYEE: Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. Notwithstanding the preceding sentence, the term "Leased Employee" does not include individuals described in Section 414(n)(5) of the Code.

          MINNEGASCO PARTICIPANT: A Participant who was participating in the Minnegasco Plan immediately prior to April 1, 1999.

          MINNEGASCO PLAN: The Minnegasco Division Employees' Retirement Savings Plan as in effect immediately prior to April 1, 1999.

          NORAM PARTICIPANT: A Participant who was participating in the NorAm Plan immediately prior to April 1, 1999.

          NORAM PLAN: The NorAm Employee Savings & Investment Plan as in effect immediately prior to April 1, 1999.

          PARTICIPANT: An Employee who, pursuant to the provisions of Article III hereof, has met the eligibility requirements and is participating in the Plan. A former Employee, Beneficiary, or alternate payee shall be deemed a Participant under the Plan as long as he has an Account in the Trust Fund that has not been forfeited under Section 6.1 hereof and will be entitled to exercise all the rights and privileges granted active Employees who are Participants except as otherwise specifically provided in the case of contributions to the Plan under Article IV and Participant loans under Section 7.5 hereof.

          PLAN: The CenterPoint Energy Savings Plan set forth herein, which is intended to constitute a profit-sharing plan under Section 401(a)(27) of the Code and an employee stock ownership plan under Section 4975(e)(7) of the Code and includes a cash or deferred arrangement under Section 401(k) of the Code, including all subsequent amendments hereto.

          PLAN YEAR: The 12-month period commencing on January 1 and ending on December 31.

          PRE-TAX CONTRIBUTIONS: Any amount deferred by a Participant from his Compensation, pursuant to Section 401(k) of the Code, and contributed to the Trust Fund as "Pre-Tax Matched Contributions" and "Pre-Tax Unmatched Contributions" pursuant to Section 4.2.

          PRE-TAX CONTRIBUTION ACCOUNT: The account or accounts maintained for each Participant to reflect his Pre-Tax Matched Contributions and Pre-Tax Unmatched Contributions to the Plan, and any allocations and adjustments thereto.

          PRIOR PLAN: The CenterPoint Energy, Inc. Savings Plan as in effect on December 31, 2004.

          PRIOR PLAN ACCOUNT: The account or accounts maintained to reflect (i) employer matching contributions to the Minnegasco and NorAm Plans for the period commencing on January 1, 1999 and ending on March 31, 1999 for certain Minnegasco and NorAm Participants, respectively, and any allocations and adjustments thereto (referred to as the "Prior Plan 1999 Matching Account" in the Prior Plan), (ii) ESOP contributions to the Minnegasco and NorAm

Plans prior to January 1, 1999, and any allocations and adjustments thereto (referred to as the "Prior Plan ESOP Account" in the Prior Plan), (iii) employee matching contributions to the Minnegasco and NorAm Plans prior to January 1, 1999 for certain Minnegasco and NorAm Participants, respectively, and any allocations and adjustments thereto (referred to as the "Prior Plan Matching Account" in the Prior Plan), and (iv) the Cengas Account.

          PRIOR PLAN PARTICIPANT: Any person who is in the employment of an Employer or Affiliate on the Effective Date and was included in and covered by the Prior Plan immediately prior thereto, or who is the alternate payee, Beneficiary, spouse or estate representative of such a person who died or was receiving or entitled to receive benefits under the Prior Plan.

          QUALIFIED JOINT AND SURVIVOR ANNUITY: With respect to a Participant with a Cengas Account, a monthly annuity for the life of the Participant beginning on the date any distribution is to be made with a survivor annuity equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the person who is the spouse of the Participant on the earlier of the date benefits commence or the date the annuity is distributed, and which is purchased from an insurance company with the vested portion of the Participant's Cengas Account determined as of the most recent Valuation Date. The Committee, in its sole discretion, shall select the insurance company from which the annuity shall be purchased. If a Participant is not married, the term "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant purchased in the same manner as provided above.

          QUALIFIED MILITARY SERVICE: Any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code or its successor) by an Employee who is entitled to reemployment rights under such chapter with respect to such service.

          QUALIFIED SURVIVOR ANNUITY: With respect to a Participant with a Cengas Account, an annuity payable for the life of the surviving spouse beginning on the date any distribution is to be made which is purchased from an insurance company with the vested portion of the Participant's Cengas Account determined as of the most recent Valuation Date. The Committee shall have the discretion to determine the insurance company from which the annuity shall be purchased.

          REI STOCK: Common stock of Reliant Energy, Inc. (formerly Reliant Resources, Inc. prior to April 26, 2004), which is readily tradable on an established securities market.

          REI STOCK FUND: A frozen investment fund that is invested in REI Stock, which is readily tradable on an established securities market.

          ROLLOVER CONTRIBUTION: Any amount contributed to the Plan by an Employee or Participant pursuant to Section 4.7.

          ROLLOVER ACCOUNT: An account maintained for an Employee or Participant to reflect his Rollover Contributions to this Plan, and any allocations and adjustments thereto.

          SERVICE: An Employee's or Participant's period of employment with an Employer or Affiliate, as determined in accordance with Article III.

          STOCK FUNDS: Collectively, the ESOP Company Stock Fund and REI Stock Fund.

          TRUST AGREEMENT: The CenterPoint Energy Savings Trust as it may hereafter be amended from time to time.

          TRUST FUND: All contributions of Employers and Participants, and the investments and reinvestments thereof, held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

          TRUSTEE: The Northern Trust Company, an Illinois corporation, or any successor Trustee or Trustees under the relevant Trust Agreement.

          VALUATION DATE: Any date on which the New York Stock Exchange is open for trading and any date on which the value of the assets of the Trust Fund is determined by the Trustee pursuant to Section 5.2.

          Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural, the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine, or neuter genders.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

     2.1 Appointment of Committee: The Board shall appoint a Committee of not less than three persons, who may be Employees of the Company, to perform the administrative duties set forth herein. The Committee shall be the administrator of the Plan for the purposes of ERISA. Each member of the Committee shall serve for such term as the Board may designate or until his death, resignation or removal by the Board. The Board shall promptly appoint successors to fill any vacancies in the Committee.

     2.2 Records of Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by any applicable disclosure acts.

     2.3 Committee Action: The Committee may act through the concurrence of a majority of its members expressed either at a meeting of the Committee, or in writing without a meeting. Any member of the Committee, or the Secretary or Assistant Secretary of the Committee (who need not be members of the Committee), may execute on behalf of the Committee any certificate or other written instrument evidencing or carrying out any action approved by the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members or to an agent. The Chairman of the Committee shall be the agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Houston, Texas.

     2.4 Committee Disqualification: A member of the Committee who may be a Participant shall not vote on any question relating specifically to himself.

     2.5 Committee Compensation and Expenses: The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select and authorize the Trustee to suitably compensate such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. Expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Company or, if not paid by the Company, by the Trustee out of the Trust Fund.

     2.6 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee) and liabilities (including any amounts paid in settlement with the Committee's approval, but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of
Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except where the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

     2.7 Committee Determinations: The Committee shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

          (a) To employ such agents and assistants, such counsel (who may be of counsel to the Company) and such clerical, accounting, administrative, and investment services as the Committee may require in carrying out the provisions of the Plan;

          (b) To authorize one or more of their number, or any agent, to make payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications, certifications, and instructions to, the Trustee (except as provided in (i) below) or to the Company shall be signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee;

          (c) To determine from the records of the Company the considered Compensation, Service and other pertinent facts regarding Employees and Participants for the purpose of the Plan;

          (d) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (e) To prescribe forms and procedures to be followed by Employees for participation in the Plan, by Participants or Beneficiaries filing applications for benefits, by Participants applying for withdrawals or loans, and for other occurrences in the administration of the Plan;

          (f) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (g) To furnish the Company and the Participants, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (h) To certify to the Trustee the amount and kind of benefits payable to Participants and their Beneficiaries;

          (i) To authorize all disbursements by the Trustee from the Trust Fund by a written authorization signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee; provided, however, that disbursements for ordinary expenses incurred in the administration of the Trust Fund and disbursements to Participants need not be authorized by the Committee;

          (j) In the event of any share split, share dividend or combination of outstanding shares of Company Stock or REI Stock, as applicable, to determine the appropriate allocation of shares of each such stock to the portion of the Accounts maintained for the Participants that are invested in such stock, pursuant to the applicable stock fund, and to determine the appropriate number of shares distributable to a Participant under Section
     6.5 hereof immediately following such share split, share dividend or combination so as to effectuate the intent and purpose of the Plan (provided, however, that, the foregoing notwithstanding, the Board shall be solely responsible for, and have the sole power to (1) amend, modify, restrict or limit investment in, or terminate, the ESOP Company Stock Fund and REI Stock Fund and (2) amend, modify or terminate any provision of the Plan or Trust related to the administration of the Stock Funds);

          (k) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan;

          (l) To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein; and

          (m) In addition to all other powers herein granted, and in general consistent with provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan.

     2.8 Employee Information From Employer: To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee relating to the dates of employment of its Employees for purposes of determining eligibility of Employees to participate hereunder, the Compensation of all Participants, their termination of employment, death or becoming Disabled, and such other pertinent facts related to an Employee's eligibility to participate and Service as the Committee may require. The Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust Fund.

     2.9 Uniform Administration: Whenever in the administration of the Plan any action is required by the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility of Employees, Contributions, and benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no action shall be taken which will discriminate in favor of Participants who are officers or shareholders of the Employer, highly compensated Employees, or persons whose principal duties consist of supervising the work of others.

     2.10 Reporting Responsibilities: The Committee shall file or distribute all reports, returns and notices required under ERISA or other applicable law.

     2.11 Disclosure Responsibilities: The Committee shall make available to each Participant and Beneficiary such records, documents and other data as may be required under ERISA, and Participants or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Participant or Beneficiary the right to examine any data or records reflecting the Compensation paid to, or relating to any Account of, any other Participant or Beneficiary, except as may be required under ERISA.

     2.12 Statements: No less frequently than annually, the Committee (or its delegate) shall prepare and deliver to each Participant a statement reflecting as of the Valuation Date provided in such statement:

          (a) Such information applicable to contributions by and for each such Participant and the increase or decrease thereof as a consequence of valuation adjustments as may be pertinent in the premises; and

          (b) The balance in his Account as of that Valuation Date.

     2.13 Allocation of Responsibility Among Fiduciaries for Plan and Trust
Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. The Board shall have the sole authority to appoint and remove the Trustee and members of the Committee. The Committee shall have the sole responsibility for the administration of the Plan and the sole authority to appoint and remove any Investment Manager which may be provided for under the Trust. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the assets held under the Trust Fund, except to the extent that the authority to manage, acquire and dispose of the assets of the Trust Fund is delegated to an Investment Manager, all as specifically provided in the Trust Agreement. Each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     2.14 Annual Audit: The Committee shall engage, on behalf of all Participants, an independent certified public accountant who shall conduct an annual examination of any financial statements of the Plan and Trust Fund and of other books and records of the Plan and Trust Fund as the certified public accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Internal Revenue Service, Securities and Exchange Commission, or Department of Labor, or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency, and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

     2.15 Presenting Claims for Benefits: Any Participant or any other person claiming under any deceased Participant (collectively, the "Applicant") may submit written application to the Committee (or its delegate) for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee (or its delegate) may reasonably request.

          The Committee (or its delegate) shall notify the Applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee (or its delegate) expects to render its final decision. Notice of the Committee's (or its delegate's) decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:

          (a) the specific reason or reasons for the denial;

          (b) specific reference to the pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the claims review procedures set forth in
     Section 2.16 hereof, including the Applicant's right to bring a civil action under Section 502(a) of ERISA following a denial on review.

Applicants shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal.

     2.16 Claims Review Procedure: If an application filed by an Applicant under
Section 2.15 above shall result in a denial of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application, to request a review of his application and of his entitlement to the benefit for which he applied by the Committee. Such request for review may contain such additional information and comments as the Applicant may wish to present. The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented and, if the Applicant shall have so requested, may grant the Applicant a formal hearing before the Committee in its discretion. The Committee shall also permit the Applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the Applicant's entitlement to such benefit. The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including, but not limited to, the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Applicant prior to the commencement of the extension. Notice of the Committee's final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant's claim on review is denied in whole or in part, the notice shall set forth the specific reason or reasons for the denial and the specific reference to the pertinent plan provisions on which the denial is based, the Applicant's right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records and other information to his claim, and his right to bring a civil action under Section 502(a) of ERISA. Benefits under this Plan will be paid only if the Committee decides in its discretion that the Applicant is entitled to them. Notwithstanding the foregoing or any provision of the Plan to the contrary, an Applicant must exhaust all of his administrative remedies set forth in Section 2.15 and this Section before he may bring any action at law or equity.

     2.17 Disputed Benefits: If any dispute shall arise between an Applicant and the Committee after review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Applicant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                   ARTICLE III

                            PARTICIPATION IN THE PLAN

     3.1 Eligibility of Employees: An Employee eligible to participate under the Prior Plan immediately preceding the Effective Date shall be eligible to become a Participant in this Plan as of the Effective Date, except as provided below.

          From and after the Effective Date, except as provided below, each Employee who is not a Participant and who begins Service with an Employer on or after the Effective Date shall be initially eligible to participate in the Plan following the later of (i) the Effective Date or (ii) the date he first begins Service with an Employer. Any Participant who terminates his Service and subsequently recommences his Service with an Employer shall again become eligible to participate in the Plan as soon as practicable following the first date he recommences his Service.

          Notwithstanding the foregoing, each of the following individuals shall be ineligible to participate in the Plan: (i) an Employee whose employment is covered by a collective bargaining agreement unless, pursuant to good faith bargaining, such agreement provides for participation in the Plan; (ii) an Employee who is a Leased Employee; (iii) an individual who is designated, compensated or otherwise classified or treated as an independent contractor or a leased employee by an Employer or an Affiliate; and (iv) an individual who is a nonresident alien and who receives no United States source earned income from his Employer.

     3.2 Employee Information: The Committee shall maintain records which shall reflect as to each Employee his date of birth, all dates reflecting when he entered into or left the employment of any Employer, and his years of Service. The Employer shall make available to the Committee all such information as may be required by the Committee for the purposes of maintaining such information as to each Employee.

     3.3 Application by Participants: Each Employee who is eligible to participate in the Plan pursuant to Section 3.1 and who desires to be a Participant must enroll in the Plan, in the form and manner as prescribed by the Committee, pursuant to which the Participant shall (i) elect to make Pre-Tax Contributions and/or After-Tax Contributions to the Plan, as provided in Sections 4.2 and 4.3, and (ii) designate and direct the investment of such contributed amounts and Employer Matching Contributions in or among the Investment Funds and/or the ESOP Company Stock Fund, as provided in Section 8.1.

     3.4 Service Defined: For purposes of the Plan, the term "Service" shall mean the following:

          (a) With respect to Service prior to January 1, 2005, all service determined based on each Participant's "Service" under the Prior Plan immediately prior to the Effective Date.

          (b) With respect to Service after December 31, 2004, Service shall include all years, months and days of active employment with an Employer or an Affiliate from and after the Effective Date as an Employee, a Participant or a Participant on inactive status who is a Transferred Participant, as described in

     Section 3.6, and the following periods of "Authorized Absence" during which a Participant or Transferred Participant is:

               (i) Absent due to Qualified Military Service (as defined in
          Section 3.7), provided that such Employee or Participant complies with all prerequisites of applicable federal law and applied for reinstatement of employment pursuant to the procedures and requirements of the Employer and, if applicable, the Committee, to the extent consistent with applicable federal law; or

               (ii) Absent due to accident or sickness as long as the Employee or Participant is continued on the employment rolls of the Employer and remains eligible to work upon his recovery, provided that such Employee or Participant timely applied for reinstatement of employment following his date of recovery in accordance with the procedures and requirements of the Employer and, if applicable, the Committee; or

               (iii) Absent due to an authorized leave of absence, subject to such conditions as may be approved by the Committee consistently applied in a uniform and non-discriminatory manner to all Employees similarly situated.

          (c) An Employee's or Participant's Service shall also include any period required to be included as Service by federal law other than ERISA or the Code, but only under the conditions and to the extent so required by such federal law. In addition, the Committee, in its discretion, may credit an individual with Service based on employment with an entity other than the Employer, but only if and when such individual becomes an Employee eligible to participate in the Plan under this Article III and only if such crediting of Service (i) has a legitimate business reason, (ii) does not by design or operation discriminate significantly in favor of Highly Compensated Employees, and (iii) is applied to all similarly-situated Employees eligible to participate in the Plan under this Article III. Furthermore, in the event that the Plan constitutes a plan of a predecessor employer within the meaning of Section 414(a) of the Code, service for such predecessor employer shall be treated as Service to the extent required by
     Section 414(a) of the Code.

     3.5 Commencement and Termination of Service:

          (a) An Employee's or Participant's Service shall commence (or recommence) on the date he first performs an "hour of service" within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1) for an Employer or Affiliate. All periods of Service shall be aggregated so that a one-year period of Service shall be completed as of the date the Employee or Participant completes 365 days of Service. Hours of service and Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code
     Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member.

          (b) Except as otherwise provided in this Article III, a period of Service of an Employee or Participant shall terminate on the date of the first to occur of:

               (i) His quitting or discharge from employment;

               (ii) His death;

               (iii) His deemed date of termination of employment pursuant to his failure to return to work upon the expiration of such an Authorized Absence; or

               (iv) One year from the date the Employee or Participant is absent from active employment for any reason other than quitting, discharge, Authorized Absence or death.

     For purposes of clause (iii) immediately above, an Employee's or Participant's deemed date of termination shall be the earlier of (1) the expiration date of such Authorized Absence or (2) one year from the date such Authorized Absence commenced.

     3.6 Transferred Participants: For purposes of determining eligibility to participate in the Plan under this Article III, a Participant's Service shall include his employment with an Affiliate after it becomes an Affiliate. If an individual is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate that is not an Employer to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Participant under Section 3.1. In addition, if such transferred Participant had an account in a qualified defined contribution plan maintained by such Affiliate, such account shall be transferred to the Trust Fund under this Plan if the transfer is permitted by the terms of said plan and if the Committee determines that the transferred account will not fail to satisfy Section 401(a) or 411(d)(6) of the Code. Any transferred account shall be subject to the provisions of this Plan; provided, however, that the vesting provisions of the transferor plan shall continue to apply.

          If a Participant is transferred to employment with an Employer or Affiliate which is not eligible employment covered by the Plan, his participation in the Plan shall be suspended; provided, however, that during the period of his employment in such ineligible position:

          (a) He shall be credited with Service in accordance with this Article III;

          (b) He shall cease to have any right to make Contributions pursuant to Sections 4.2 and 4.3;

          (c) His Employer Matching Account shall receive no Employer Matching Contribution allocations under Section 4.1;

          (d) He shall continue to participate in income allocations of the earnings and/or losses of the Trust Fund pursuant to Section 5.3;

          (e) No distribution event shall be deemed to have occurred under the Plan; and

          (f) The loan privileges under Article VII and the investment provisions of Article VIII shall continue to apply.

In addition, the Committee may, at its discretion, authorize the transfer of his Accounts under this Plan to the Trust Fund funding the qualified defined contribution plan, if any, of the Affiliate to which the Participant was transferred. In such event, the provisions of the transferee plan shall govern.

     3.7 Qualified Military Service: Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE IV

                            CONTRIBUTIONS TO THE PLAN

     4.1 Employer Matching Contributions: The Employer shall make an Employer Matching Contribution (subject to adjustments for forfeitures and limitations on annual additions as elsewhere specified in the Plan) in cash in the amount necessary for each payroll period to result in an allocation under Article V to the Employer Matching Account of each Participant who has elected to make Pre-Tax and/or After-Tax Contributions during each such payroll period equal to 75% of the total of his Pre-Tax Matched Contribution and After-Tax Matched Contribution (not to exceed in the aggregate 6% of the Participant's Compensation) for each payroll period. The Employer shall have the sole responsibility for making the Contributions provided for under this Section 4.1.

          In addition to the foregoing Contribution, for any Plan Year, the Company's Chief Executive Officer, in his sole discretion, may make a discretionary Employer Matching Contribution in cash to the Employer Matching Accounts of the Participants who meet the eligibility requirements set forth below in the amount necessary to result in a total allocation under Article V for such eligible Participants equal to a percentage determined by the Chief Executive Officer, in his sole discretion, of the total of each such eligible Participant's Pre-Tax Matched Contributions and After-Tax Matched Contributions for the Plan Year. A Participant is eligible for a discretionary Employer Matching Contribution for a Plan Year if:

     (1) The Participant is in an employee group, based on his Employer's employment classification, selected by the Company's Chief Executive Officer, in his sole discretion, to receive a discretionary Employer Matching Contribution; and

     (2)  Meets one of the following requirements:

          (i) The Participant is an Employee in active Service as of the last day of the applicable Plan Year;

          (ii) The Participant's Services terminates during the applicable Plan Year other than due to death or Disability and, as of his termination date, he is an Employee who is age 55 or older with five years of Service; or

          (iii) The Participant's Service terminates during the applicable Plan Year due to his death or Disability and, as of his termination date, he is an Employee.

The amount of any discretionary Employer Matching Contribution for a Plan Year may vary among the selected employee groups as determined by the Chief Executive Officer, in his sole discretion. Any discretionary Employer Matching Contribution shall be made as soon as administratively practicable on or after the date the Company's Chief Executive Officer has both selected the employee groups and determined the amount of the Contribution to be made for the applicable Plan Year, but in no event later than the time prescribed by law for filing the federal income tax return of the Company for the applicable Plan Year, including any extension which has been granted for the filing of such tax return.

          To the extent specified in Section 5.3(d), any amount attributable to forfeitures will be applied to reduce, to the extent of such forfeitures, the Employer Matching Contributions required to be made under this Section 4.1 next following the determination of any such forfeiture amounts and/or pay incident expenses of the Plan. In the event that a forfeiture is reinstated under Section
6.8 because of the return to the employment of the terminated Participant, or in the event that a forfeiture arising under Section 6.10 is reinstated in accordance with the provisions of Section 6.10 because of an appropriate claim of forfeited unclaimed benefit by the Participant, Beneficiary or other distributee, the Employer shall contribute, within a reasonable time following such reemployment or claim, an amount equal to the forfeiture to be reinstated.

     4.2 Pre-Tax Contributions: Each Participant who has elected to defer a portion of his Compensation as a Pre-Tax Matched Contribution to the Plan pursuant to Section 3.3 shall defer as his Pre-Tax Matched Contribution to the Trust Fund 1%, 2%, 3%, 4%, 5% or 6%, as he may designate, of his Compensation. In addition, each Participant may also elect to defer any whole percent, up to a maximum of 10%, of his Compensation as a Pre-Tax Unmatched Contribution. Each Participant's Pre-Tax Matched Contribution and Pre-Tax Unmatched Contribution, if any, shall be contributed to the Trust Fund by the Employer as soon as practicable following each pay period. A Participant's Pre-Tax Contributions under this Plan and all other plans, contracts or arrangements of the Employer shall not exceed a maximum dollar limitation provided under Code Section 402(g), as adjusted by the Secretary of the Treasury or his delegate for cost-of-living increases pursuant to Code Section 402(g), except to the extent permitted under this Section 4.2 with respect to Catch-Up Contributions. In the event a Participant's Pre-Tax Contributions exceed the applicable limit described in the preceding sentence, or in the event the Participant submits a written claim under the Plan, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to the amounts deferred by the Participant in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss allocable to such amount during the Plan Year, shall be returned to the Participant no later than December 31st of the following year. Excess Deferrals not so returned by April 15th of the following year shall be treated as Annual Additions under Section 5.4 of the Plan. Each Participant's Pre-Tax Contribution Account shall be fully vested and non-forfeitable at all times. The Employer shall have the sole responsibility for making the Contributions provided for under this Section 4.2.

          If during any Plan Year, on the basis of the Pre-Tax Contribution rates elected by Participants for such Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of
Section 12.2 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent the Committee determines is necessary to reduce the overall Actual Deferral Percentage for such eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section
12.2. The Committee may, in its sole discretion, permit a Participant whose Pre-Tax Contributions are reduced under this Section to contribute a like amount to his After-Tax Contribution Account, subject to the limits provided in this
Article IV of the Plan for After-Tax Contributions. If the Committee subsequently determines, in its sole discretion, that a Participant's Pre-Tax Contribution rate was reduced below the level necessary to satisfy either of the tests contained in (a) or (b) of Section 12.2 for the Plan Year, then such

Participant may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section 12.2.

          When first electing to participate in the Plan, each Participant shall give advance notification to the Committee or its delegate by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee, of the amount he elects to defer as a Pre-Tax Matched Contribution and as a Pre-Tax Unmatched Contribution. Each such election shall continue in effect during subsequent Plan Years unless the Participant shall give timely notice to the Committee or its delegate of his election to change or discontinue his Pre-Tax Matched Contribution or his Pre-Tax Unmatched Contribution in accordance with procedures established from time to time by the Committee. If a Participant's Pre-Tax Contributions exceed the applicable limit described above, unless the Participant elects otherwise, his Contributions to the Plan will automatically continue in the form of After-Tax Contributions (in the same percentage) for the remainder of the Plan Year, subject to the limitations and conditions in the Plan governing After-Tax Contributions.

          In addition to Pre-Tax Contributions, Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code ("Catch-Up Contributions") in the form and manner prescribed by the Committee. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

          A Participant may change the rate of or discontinue his Pre-Tax Matched Contribution and/or Pre-Tax Unmatched Contribution, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee. Any such change or discontinuance in the rate of Pre-Tax Matched and/or Unmatched Contributions shall be effective as soon as reasonably practicable following receipt by the Committee or its delegate of the change or discontinuance of such election.

     4.3 After-Tax Contributions: Each Participant who has elected to make a Pre-Tax Matched Contribution of less than 6% of his Compensation may elect to make an After-Tax Matched Contribution to the Plan pursuant to Section 3.3 of 1%, 2%, 3%, 4%, 5% or 6%, as he may designate, of his Compensation, provided that the total of his Pre-Tax Matched Contribution, if any, and his After-Tax Matched Contribution does not exceed 6% of his Compensation. In addition, each Participant who has elected to make a Pre-Tax Unmatched Contribution of less than 10% of his Compensation may elect to contribute to the Plan any whole percent, up to a maximum of 10%, of his Compensation as an After-Tax Unmatched Contribution; provided, however, that the total of his Pre-Tax Unmatched Contribution, if any, and his After-Tax Unmatched Contribution does not exceed 10% of his Compensation. Each Participant's After-Tax Matched Contribution and After-Tax Unmatched Contribution, if any, shall be withheld from each of his paychecks and contributed to the Trust Fund by the Employer as soon as practicable following each pay period. Each Participant's After-Tax Contribution

Account shall be fully vested and non-forfeitable at all times. The Employer shall have the sole responsibility for making the Contributions provided for under this Section 4.3.

          When first electing to participate in the Plan, each Participant shall give advance notification to the Committee or its delegate by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee, of the amount he elects to contribute as an After-Tax Matched Contribution and as an After-Tax Unmatched Contribution. Each such election shall continue in effect during subsequent Plan Years unless the Participant shall give timely notice to the Committee or its delegate of his election to change or discontinue his After-Tax Matched Contribution or his After-Tax Unmatched Contribution in accordance with procedures established from time to time by the Committee.

          A Participant may change the rate of or discontinue his After-Tax Matched Contribution and/or After-Tax Unmatched Contribution, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee. Any such change or discontinuance in the amount of After-Tax Matched or Unmatched Contributions shall be effective as soon as reasonably practicable following receipt by the Committee or its delegate of the change or discontinuance of such election.

     4.4 Employer Matching Contributions and Pre-Tax Contributions to be Tax
Deductible: Employer Matching Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Matching Contributions and Pre-Tax Contributions to this Plan, when taken together with all other contributions made by the Employer to other qualified retirement plans, shall not exceed the maximum amount deductible under Section 404 of the Code.

     4.5 Maximum Allocations: Notwithstanding the above, the total Annual Additions made to the Account of any Participant shall not exceed the limits prescribed in Section 5.4.

     4.6 Refunds to Employer: Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

          (a) was made by mistake of fact; or

          (b) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

Any Contribution made by the Employer during any Plan Year in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code may be refunded only within one year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be non-deductible, not been contributed.

     4.7 Rollover Contributions: Notwithstanding any other provision of the Plan, subject to the terms and conditions set forth in this Section, the Trustee shall be authorized to accept a rollover of an Eligible Rollover Distribution, as defined in Section 6.6, on behalf of or from a person who is (or who will be entitled under Section 3.1 to become) a Participant in the Plan, from an Eligible Retirement Plan, as defined in Section 6.6. Such a transferred distribution is referred to herein as a "Rollover Contribution."

          The acceptance of Rollover Contributions under this Section shall be subject to the following conditions:

          (a) No Rollover Contribution shall be in an amount less than $500;

          (b) Rollover Contributions shall be in cash only;

          (c) No Rollover Contribution may be transferred to the Plan without the prior approval of the Committee. The Committee shall develop such procedures and may require such information from an Employee desiring to make such a transfer as it deems necessary or desirable. The Committee may act in its sole discretion in determining whether to accept the transfer, and shall act in a uniform, non-discriminatory manner in this regard;

          (d) Upon approval by the Committee, a Rollover Contribution shall be paid to the Trustee to be held in the Trust Fund;

          (e) A separate Rollover Account shall be established and maintained for each Employee who has made a Rollover Contribution. A Rollover Account shall share in the earnings and/or losses of the Trust Fund (and component Investment Funds in which such account may be invested) commencing on the Valuation Date coincident with or next following the date on which the transferred amount is placed in the Trust Fund. The Employee's interest in his Rollover Account shall be fully vested and non-forfeitable. If an Employee who is otherwise eligible to participate in the Plan but who has not yet begun participation under Section 3.1 of the Plan makes a Rollover Contribution to the Plan, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant; and

          (f) The Committee shall be entitled to rely on the representation of the Employee that the Rollover Contribution is an eligible rollover distribution. If, however, it is determined that a transfer received from or on behalf of an Employee failed to qualify as an eligible rollover distribution within the meaning of Code Section 402(c)(4), then the balance in the Employee's Rollover Account attributable to the ineligible transfer shall, along with any earnings thereon, as soon as is administratively practicable, be:

               (1)  segregated from all other Plan assets;

               (2) treated as a non-qualified trust established by and for the benefit of the Participant; and

               (3)  distributed to the Employee.

Such an ineligible transfer shall be deemed never to have been a part of the Plan or Trust.

                                    ARTICLE V

                              PARTICIPANT ACCOUNTS

     5.1 Trust Accounts: The Committee shall create and maintain adequate records to reflect all transactions of the Trust Fund and to disclose the interest in the Trust Fund of each Participant (whether on active or inactive status), former Participant and Beneficiary.

          (a) Accounts for Participants: Accounts shall be maintained for a Participant as may be appropriate from time to time to reflect his interest in the Stock Funds and the Investment Funds in which he may be participating at any time, as provided under Section 8.1. The interest in the Investment Funds and the ESOP Company Stock Fund attributable to the Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Rollover Contributions made by or on behalf of a Participant under the Plan and Prior Plan shall be reflected in a Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Matching Account and Rollover Account for the Participant, respectively. A Prior Plan Account shall be maintained for a Participant, as applicable, as may be appropriate from time to time to reflect his interest in the Stock Funds and the Investment Funds in which he may be participating at any time, as provided under Section 8.1.

          (b) Rights in Trust Fund: The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

     5.2 Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date. For the purposes of each such valuation, the assets of each Investment Fund and each Stock Fund shall be valued at their respective current market values, and the amount of any obligations for which the Investment Fund or Stock Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties comprising the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on an accrual basis. The current market value shall, for the purposes hereof, be determined as follows:

          (a) Where the properties are securities which are listed on a securities exchange, or which are actively traded over the counter, the value shall be the net asset value, if appropriate, otherwise the last recorded sales price. In the event transactions regarding such property are recorded over more than one such exchange, the Trustee may select the exchange to be used for purposes hereof. Recorded information regarding any such securities published in The Wall Street Journal or any other publication deemed appropriate may be relied upon by the Trustee. If no transactions involving any such securities have been recorded as of a particular Valuation Date, then such securities shall be valued as provided in paragraph (b) below.

          (b) Where paragraph (a) hereof shall be inapplicable in the valuation of any properties, the Trustee shall obtain from at least two qualified persons an opinion as to the value of such properties as of the close of business on the particular Valuation Date. The average of such estimates shall be used.

     5.3 Allocations to Accounts:

          (a) Pre-Tax Contributions and After-Tax Contributions: Pre-Tax Contributions and After-Tax Contributions received in the Trust Fund, pursuant to Sections 4.2 and 4.3, shall be allocated and credited as soon as practicable after the close of each applicable payroll period to the respective Pre-Tax Contribution Accounts and After-Tax Contribution Accounts of the Participants, with such Contributions invested in accordance with the Participants' instructions pursuant to Section 8.1 in the Investment Funds and/or the ESOP Company Stock Fund as elected for his Pre-Tax and After-Tax Contributions.

          (b) Employer Matching Contributions: Employer Matching Contributions, other than discretionary Employer Matching Contributions, received in the Trust Fund, pursuant to Section 4.1, shall be allocated and credited as soon as practicable after the close of each applicable payroll period to such Participants' Employer Matching Accounts in accordance with Section 4.1, with such Contributions invested in accordance with the Participants' instructions pursuant to Section 8.1 in the Investment Funds and/or the ESOP Company Stock Fund as elected for his Employer Matching Contributions.

          (c) Discretionary Employer Matching Contributions: Discretionary Employer Matching Contributions received in the Trust Fund, pursuant to
     Section 4.1, shall be allocated and credited as soon as practicable after the end of the applicable Plan Year, but in no event later than the time prescribed by law for the filing of the federal income tax return for the Company for the applicable Plan Year, including any extension which has been granted for the filing of such tax return, to the Employer Matching Accounts of Participants eligible to receive such discretionary contributions in accordance with Section 4.1, with such Contributions invested in accordance with the Participants' instructions pursuant to
     Section 8.1 in the Investment Funds and/or the ESOP Company Stock Fund as elected for his Employer Matching Contributions.

          (d) Adjustments: The Accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

               (i) Earnings of the Investment and Stock Funds: The earnings (or loss) of each Investment Fund and Stock Fund since the preceding Valuation Date (including the appreciation or depreciation in value of the assets of the fund) shall be allocated to the Accounts of Participants (other than a terminated Participant's Accounts which have become current obligations of the Investment Fund) in proportion to the balances in such Accounts invested in such Investment Fund or Stock Fund on the preceding Valuation Date, but after first reducing each such Account balance by any distribution from such Accounts since the preceding Valuation Date.

               (ii) Forfeitures: As of each Valuation Date, any previously forfeited Account balances of Participants who have unclaimed benefits, if any, in accordance with Section 6.8, shall be used to reinstate such Accounts, reduce Employer Contributions and/or to pay incident expenses of the Plan.

     5.4 Maximum Annual Additions: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year commencing on or after the Effective Date shall be subject to the following limitations:

          (a)  Single Defined Contribution Plan.

               (i) If an Employer does not maintain any other Code Section 401(a) qualified plan, the amount of Annual Additions which may be allocated under the Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

               (ii) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

               (iii) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

               (iv) If there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess Amount shall be disposed of as follows:

                    (A) There shall first be returned to the Participant his
               After-Tax Unmatched Contributions, as defined in Section 4.3, if any, attributable to that Limitation Year to the extent such returned and reduced contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's Pre-Tax Unmatched Contributions, as defined in
               Section 4.2, if any, attributable to that Limitation Year shall be returned to the Participant to the extent such returned contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's After-Tax Matched Contributions, as defined in Section 4.3, if any, attributable to that Limitation Year shall be returned to the Participant, and the Employer Matching Contributions made with respect to said After-Tax Matched Contributions shall be reduced and allocated to a suspense account in the manner set forth in paragraph (B) below, both to the extent such returned and reduced contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's Pre-Tax Matched Contributions, as defined in Section 4.2, if any, attributable to that Limitation Year shall be returned to the Participant, and the Employer Matching Contributions made with respect to said Pre-Tax Matched Contributions shall be reduced and allocated to a suspense account in the manner set forth in paragraph (B) below, both to the extent such returned and reduced contributions would reduce the Excess Amount. All such amounts shall be adjusted for any income or loss allocated thereon.

                    (B) The amount of the reduction of the Employer Matching
               Contributions for the Participant shall be reallocated out of the Employer Matching Account of such Participant and shall be held in a suspense account that shall be applied as a part of (and to reduce to such extent what would otherwise be) the Employer Matching Contributions for all Participants required to be made to the Plan during the next subsequent calendar quarter or quarters. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph (B), such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

          (b)  Two or More Defined Contribution Plans.

               (i) If, in addition to this Plan, the Employer maintains any other Code Section 401(a) qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of:

                    (A) the Maximum Permissible Amount, reduced by the sum of
               any Annual Additions allocated to the Participant's accounts for the same Limitation Year under such other defined contribution plan or plans; or

                    (B) any other limitation contained in the Plan.

               (ii) Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amount referred to in paragraph (i)(A) above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

               (iii) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in paragraph (i)(A) above shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

               (iv) If a Participant's Annual Additions under this Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

               (v) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                    (A) the total Excess Amount allocated as of such date
               (including any amount which would have been allocated but for the limitations of Section 415 of the Code); times

                    (B) the ratio of (1) the amount allocated to the Participant as of such date under this Plan, divided by

               (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

               (vi) Any Excess Amounts attributed to this Plan shall be disposed of as provided in paragraph (a) above.

          (c) Definitions. For purposes of this Section, the following words and phrases shall have the following meanings:

               (i) Employer: The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in
          Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of this Section.

               (ii) Annual Additions: With respect to each Limitation Year, the total of the Employer Matching Contributions, Pre-Tax Contributions, After-Tax Contributions, forfeitures and amounts described in Sections 415(e)(1) and 419(d)(2) of the Code, which are allocated to the Participant's Account; excluding, however, any amounts contributed to reinstate an amount forfeited or an unclaimed benefit.

               (iii) Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

               (iv) Limitation Year: A 12-consecutive-month period ending on December 31.

               (v) Maximum Permissible Amount: Except to the extent permitted under Section 4.2 with respect to Catch-Up Contributions and Code
          Section 414(v), if applicable, for a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

                    (A) $40,000 (or such other amount as provided in Code
               Section 415(c), as adjusted by the Secretary of the Treasury or his delegate pursuant to Code Section 415(d) (with such amount adjusted to $42,000 for the 2005 Plan Year); or

                    (B) 100% of the Participant's Compensation for the
               Limitation Year.

               (vi) Compensation: For purposes of applying the limitations of Code Section 415, Compensation shall include the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances) and shall exclude the following:

                    (A) Contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, and any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed, except for amounts received by an Employee pursuant to an unfunded non-qualified plan that are includable in the gross income of the Employee;

                    (B) Amounts realized from the exercise of a non-qualified
               stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (C) Amounts realized from the sale, exchange or other
               disposition of stock acquired under a qualified stock option; and

                    (D) Other amounts which receive special tax benefits, such as premiums for group life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

               For the purposes of this Section, Compensation shall include any and all items which may be included in compensation under Code Section 415(c)(3), including any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457, but excluding amounts that would otherwise be excluded from an Employee's gross income by reason of the application of Code Section 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code
          Section 403(b). The foregoing notwithstanding, for purposes of this Section, Compensation shall be limited to $200,000 or such other amount provided under Code Section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) (with such amount adjusted to $210,000 for the 2005 Plan Year).

                                   ARTICLE VI

                             PARTICIPANTS' BENEFITS

     6.1 Vesting: A Participant who is an active Employee and eligible to participate in the Plan on or after the Effective Date shall be 100% and fully vested in the amounts of his Accounts at all times and thus his entire Account balance shall be non-forfeitable at all times. The foregoing notwithstanding, if a Participant's termination of Service occurred prior to the Effective Date, the vesting provisions of the Prior Plan as in effect on such termination of Service date shall govern; provided, however, that if such a Participant is again employed by an Employer or Affiliate on or after the Effective Date, such Participant shall be 100% and fully vested in the amounts in his Accounts as of (and thereafter) such re-employment date (with the reinstatement of forfeited amounts determined as provided in Section 6.8).

     6.2 Termination of Service: In the event of termination of Service of a Participant for any reason, including due to death or Disability, such Participant shall, subject to the further provisions of the Plan, be entitled to receive 100% of the values in his Accounts in accordance with Section 6.5. If a Participant satisfies the definition of "Disability" under the Company's long-term disability plan and commences to receive disability benefits thereunder, such Participant shall be entitled to receive the entire amount of his Account as of the date of the Disability in accordance with Section 6.5. The determination of whether a Participant has become "Disabled" under the Company's long-term disability plan by such disability plan's administrator shall be final and binding on all parties concerned.

     6.3 Death of Participants: In the event of termination of a Participant's Service due to his death, if a Participant's death occurs prior to filing his election in the form and manner prescribed by the Committee to commence the payment of his benefit under the Plan, after receipt by the Committee of acceptable proof of death, the entire vested amount in the Account of such Participant shall be payable no later than December 31 of the calendar year that contains the fifth anniversary of the Participant's date of death, as follows:

          (a) The Participant's Account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has previously consented by a qualified election pursuant to Section 6.3(b), to the Beneficiary or Beneficiaries designated by the Participant in the form and manner prescribed by the Committee. If no such designation shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, using reasonable diligence, within six months of the Participant's death, then such Participant's Account shall be distributed to the duly appointed and serving personal representative of the Participant's estate, but only if that personal representative can provide the Committee with what the Committee reasonably determines is satisfactory documentary proof of that appointment and of the personal representative's identity (collectively, "Documentary Proof"); if, within six months of the Participant's death, there is no duly appointed and serving personal representative of the Participant's estate who has provided the Committee with Documentary Proof, or if such decedent left no will, then such Participant's Account shall be distributed to the Participant's estate. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless made in the form and manner prescribed by the Committee and received by the Participant's Employer and in no event shall it be effective as of the date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in
     Section 414(p) of the Code.

          (b) The Participant's spouse may waive the right to be the Participant's sole Beneficiary and consent to the Beneficiary designation made by the Participant. The waiver must be in writing and the spouse must acknowledge the effect of the waiver. The spouse's waiver must be witnessed by a Plan representative or a notary public. The Beneficiary designated by the Participant may not be changed without the spouse's consent, unless the consent of the spouse permits designation of Beneficiaries by the Participant without any requirement of further consent by the spouse. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 6.3(b) will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior spousal waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

     6.4 In-Service Distributions:

          (a) Distributions of Dividends Payable on Company Stock: A Participant may elect, in such manner and pursuant to such rules and procedures prescribed by the Committee (or its delegate), to have cash dividends paid with respect to shares of Company Stock held in the ESOP Company Stock Fund in which his Account is invested (1) paid in cash to the Participant or (2) paid to the Participant's Account invested in the ESOP Company Stock Fund and reinvested in Company Stock, in accordance with, and subject to, the requirements of Code Section 404(k). Participants shall be provided a reasonable opportunity to change their election at least annually.

          (b) Other In-Service Distributions: Subject to Section 6.4(a), Section 6.9, Article VII, and Section 10.5 hereof, no distribution or withdrawal of any benefits under the Plan shall be permitted prior to the Participant's "separation from employment, death or disability" within the meaning of Code Section 401(k) and the regulations thereunder other than a distribution authorized under the Plan upon the occurrence of an event described in, and made in accordance with, Code Section 401(k)(10) or any successor provision of the Code. Notwithstanding the foregoing, if there is a transfer of Plan assets and liabilities relating to any portion of a Participant's Account under the Plan to a plan being maintained or created by such Participant's new employer (other than a rollover or elective transfer), then such Participant has not experienced a "severance from employment" for purposes of the Plan.

     6.5 Payments of Benefits: Upon a Participant's entitlement to payment of benefits under Section 6.2, he shall file with the Committee or its delegate his election in the form and manner, and subject to such conditions, as the Committee shall prescribe. His election shall specify whether he wishes payment of his benefits to be made or commence as of such entitlement or to be deferred to the extent provided below. If a payment becomes due for any reason other than death or Disability, and if the total amount due from the Participant's Accounts is in excess of $1,000, payment of such amount shall be deferred to the extent provided below unless the Participant consents to earlier payment. Subject to a Participant's election in the form and manner prescribed by the Committee, payment of the Participant's benefit under this Plan shall be made or commence no later than the 60th day after the latest of the end of the Plan Year in which
(a) the Participant attains age 65, (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan or (c) the Participant's Service terminates; until the Participant files his election with the Committee or its delegate, in the form and manner prescribed by the Committee, such distribution shall not be made prior to, and shall be deferred, subject to the mandatory distribution requirements in Section 6.9. If the Participant elects an earlier available payment date, such payment shall be made as soon as practicable. Notwithstanding any other provision of this Section or the Plan to the contrary, if the total amount due from the Participant's Accounts does not exceed $1,000, payment of such amounts shall automatically be made in a lump-sum payment as soon as administratively practicable following termination of Service for any reason.

          In the case of a distribution under Section 6.3 on account of the Participant's death, the Committee shall pay the entire vested amount in the Participant's Accounts to the party or parties entitled thereto under Section
6.3 no later than December 31 of the calendar year that contains the fifth anniversary of the Participant's date of death in a lump-sum distribution (i) in cash or (ii) if timely elected by such party or parties, all or a portion in kind in the shares of Company Stock and/or REI Stock, as applicable, held in an Account invested in the Stock Funds, as applicable.

          Subject to the requirements of Section 6.9 and except as otherwise provided in this Section, any distribution to be made to a Participant under the provisions of this Article VI following his termination of employment shall be made or commence as soon as administratively practicable after the Participant files his election with the Committee or its delegate, in the form and manner prescribed by the Committee, to receive the amounts in his Accounts. Such amounts shall be paid in one of the following methods, as elected by the
Participant:

          (a) Lump-Sum Distributions: As a lump-sum distribution in cash; provided, however, that no lump-sum distribution may be paid to the Participant unless he has elected such distribution in the form and manner prescribed by the Committee.

          (b) Installment Payments: As monthly, quarterly, semi-annual or annual installment payments over a specified term of 10 years or less, as elected by the Participant, in cash ("Installment Payments"); provided, however, that no Installment Payments may be paid to the Participant unless he has elected such payments in the form and manner prescribed by the Committee, with such Installment Payments continuing to the Participant's Beneficiary designated on such election form (or his Beneficiary under the Plan in lieu of a valid election form designation) if the Participant's death occurs during the term of the Installment Payments. After Installment Payments commence, the Participant (or his Beneficiary, as provided above in the event of the Participant's death) shall have the right to elect at any time to convert the remaining balance of his Account to a lump-sum distribution.

          (c) In-Kind Distributions: As a distribution in kind of the shares of Company Stock and/or REI Stock held in Accounts invested in the applicable Stock Fund. A Participant may elect to receive any whole percentage, up to 100%, of his Accounts invested in a Stock Fund in whole shares of Company Stock and/or REI Stock, as applicable, as either: (1) a lump-sum distribution in whole shares, with any remaining balances in the Stock Fund(s) and the Investment Fund balances distributed in cash as a lump-sum distribution; or (2) Installment Payments in whole shares, with any remaining balances in the Stock Fund(s) and the Investment Fund balances distributed in cash as Installment Payments. If a Participant elects to receive his entire Account balances in the Stock Fund(s) in whole shares of Company Stock and/or REI Stock, as applicable, such Participant shall be entitled to receive a number of whole shares of such stock(s), plus the cash value of any partial shares of such stock(s), necessary to equal the sum of the value in the Stock Fund(s) held in his Accounts as of such Valuation Date. If a Participant elects to receive a percentage which is less than 100% of his Account balances in the Stock Fund(s) in whole shares of the applicable stock, then the result obtained from the preceding formula shall be multiplied by such percentage to obtain the number of whole shares of Company Stock and/or REI Stock, as applicable, and cash for partial shares of such stock(s) to be distributed to such Participant. The foregoing not withstanding, an in-kind distribution may not be paid to the Participant unless he has elected such distribution in the form and manner prescribed by the Committee.

          (d) Joint and Survivor Annuity: As a Joint and Survivor Annuity solely with respect to the amounts in the Prior Plan Account that represent the Cengas Account of a Minnegasco Participant who, at time of distribution under this Section 6.5, is married or dies before such distribution commences and his spouse survives him until the time such distributions commence. Unless the Participant elects one of the distribution options set forth above in (a) through (c) of this Section 6.5 ("optional forms of benefits"), pursuant to an election in the form and manner prescribed by the Committee, the Participant's benefit provided by assets attributable to his Cengas Account shall be applied to the purchase of a qualified Joint and Survivor Annuity or, if the Participant's death occurs on or before the date payments are to commence, a Qualified Survivor Annuity. The

     Committee shall direct the Trustee to purchase an annuity contract based on considerations the Committee in its sole discretion deems appropriate. Once an annuity has been purchased, all benefits due to those assets shall be determined pursuant to the terms of the annuity. In the case of a qualified Joint and Survivor Annuity, the applicable election period is the 90-day period ending on the date Plan distributions commence.

          Unless the Participant establishes to the satisfaction of the Committee that he has no spouse or his spouse cannot be located, any election in favor of an optional form of benefit must be consented to by the Participant's spouse, with such consent witnessed by a notary public, in order to be valid. The consent will be valid only for the spouse who signs the consent, or in the event of a deemed election, the designated spouse. A Participant may revoke without limit any prior elections of an optional form of payment without the consent of the spouse at any time before the commencement of benefits. If revoked, an optional form cannot be subsequently elected without the spouse's consent as provided above. A Participant may not modify any election consented to by a spouse without the spouse's consent as provided above. A spouse's consent may not be revoked without the written consent of the Participant.

          In case of a qualified Joint and Survivor Annuity, within a reasonable period prior to the commencement of benefits the Committee shall provide each Participant with a written explanation of (i) the terms and conditions of the qualified Joint and Survivor Annuity; (ii) the Participant's right to make the effect of an election to waive the qualified Joint and Survivor Annuity; (iii) the rights of a Participant's spouse; and (iv) the right to make and the effect of a revocation of a previous election to waive the qualified Joint and Survivor Annuity.

          All amounts attributable to any excess of the values attributable to the interest in his Accounts that are invested in the Stock Fund(s), over the interest therein provided to be distributed to him in kind, (along with any amounts invested in any Investment Funds), with the exception of the Stock Fund(s), shall be distributed in cash.

     6.6 Payment of Distribution Directly to Eligible Retirement Plan:

          (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b) The terms used in this Section shall have the following meanings:

               (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; any hardship distribution made under Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions that are not includable in gross income; provided, however, that such after-tax portion may be transferred only to (1) an individual retirement account or annuity described in Code Section 408(a) or (b) or (2) a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

               (ii) Eligible Retirement Plan: An Eligible Retirement Plan is:
          (1) an individual retirement account described in Code Section 408(a);
          (2) an individual retirement annuity described in Code Section 408(b);
          (3) an annuity plan described in Code Section 403(a); (4) an annuity contract described in Code Section 403(b); (5) a qualified trust described in Code Section 401(a) that is exempt from taxation under Code Section 501(a); or (6) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

               (iii) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

               (iv) Direct Rollover: A Direct Rollover is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

          (c) In the event that a Distributee, after receiving the explanation required by Section 402(f) of the Code, does not affirmatively elect a Direct Rollover under this Section, the Distributee shall be deemed to have elected not to have any portion of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan.

          (d) Notwithstanding any provisions of this Section to the contrary, a Distributee may not elect a Direct Rollover with respect to Eligible Rollover Distributions under this Plan which are reasonably expected to total less than $200 during any calendar year.

     6.7 Participation Rights Determined as of Valuation Date Coinciding with or Preceding Termination of Employment: In the case of any Participant whose employment shall be terminated for any reason, no further credits or charges arising from any source shall be made to the Accounts of any such terminating Participant after the credits or charges made as of the Valuation Date coinciding with or immediately preceding his termination of employment, except for:

          (a) Pre-Tax Contributions, After-Tax Contributions, and Employer Matching Contributions made subsequent to such Valuation Date;

          (b) Withdrawals or distributions made subsequent to such Valuation Date; or

          (c) In the case of a delayed distribution pursuant to a Participant's election as provided in Section 6.5, such subsequent adjustments to the values in the Accounts of such Participant up to the Valuation Date coinciding with or preceding the receipt of the Participant's election for distribution.

     6.8 Treatment of Non-Vested Account Balances Upon Termination of Service Prior to May 6, 2002: This Section 6.8 applies only to a Participant (i) who terminated his Service prior to May 6, 2002, and (ii) who was not fully vested at the time of his termination of Service in his Employer Matching Account or Prior Plan Account (a "Prior Plan Non-Vested Participant").

          If a Prior Plan Non-Vested Participant receives an actual or deemed distribution under the Plan, then the non-vested portion of his Employer Matching Account and Prior Plan Account shall be forfeited and shall become available for allocation as provided in Section 5.3(d)(ii).

          If a Prior Plan Non-Vested Participant, who was not fully vested in his Account as of his termination of Service date, does not receive a distribution of his vested benefit, then the non-vested balance in the Prior Plan Non-Vested Participant's Employer Matching Account and Prior Plan Account shall be forfeited and shall become available for allocation as provided in

Section 5.3(d)(ii). However, if such Prior Plan Non-Vested Participant thereafter recommences employment with an Employer and has an Account under the Plan as of his recommencement of employment date, then the previously forfeited amount shall be reinstated to the Participant's Account as of the date he is eligible to recommence participation in the Plan.

     6.9  Required Minimum Distributions:

          (a) General: Notwithstanding any provisions of this Plan to the contrary, for a Participant attaining age 70 1/2, any benefits to which a Participant is entitled shall commence not later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant's employment terminates; provided, however, that clause (ii) of this sentence shall not apply in the case of a Participant who is a 5% owner (as defined in Section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 (such later date the Participant's "Required Beginning Date"). All distributions required under this Section will be made in accordance with the Treasury Regulations under Code Section 401(a)(9). The requirements under Code Section 401(a)(9) will take precedence over any inconsistent provisions of the Plan.

          (b) Timing and Manner of Distributions: The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date. Upon the death of the Participant, distributions will be made to the Beneficiary in accordance with Section 6.3.

          (c) Calculation of Required Minimum Distribution: During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year. Required minimum distributions will be determined beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

          (d) Required Minimum Distributions After or Before Participant's
     Death: If the Participant dies after or before his Required Beginning Date, his Account balance will be distributed to his Beneficiary as provided in
     Section 6.3.

          (e) Definitions: For purposes of this Section 6.9, the following terms shall have the following meanings:

               (i) Designated Beneficiary: The individual who is designated as the Beneficiary under Section 6.3 and is the "designated beneficiary" under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

               (ii) Distribution Calendar Year: A calendar year for which a minimum distribution from the Plan is required under Code Section 401(a)(9). For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

               (iii) Participant's Account Balance: The Account balance as of the last Valuation Date in the Valuation Calendar Year increased by the amount of any contributions made and allocated or forfeitures allocated, if any, to the Account balance as of the date in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

               (iv) Valuation Calendar Year: The calendar year immediately preceding the Distribution Calendar Year.

     6.10 Unclaimed Benefits: If at, after or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address, a written demand for his present address or for satisfactory evidence of his continued life, or both, and if such distributee shall fail to furnish the same to the Committee within two years from mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated, as if the death of the distributee (with no surviving Beneficiary) had occurred on the later of the date of the last payment made thereon, or the date such Participant, Beneficiary or other distributee first became entitled to receive benefit payments. Any such forfeited benefit shall be applied as a part of (and to reduce to such extent) the Employer Contributions required to be made next following the date such forfeiture is declared to be forfeited by the Committee. Notwithstanding the provisions of this Section, any such forfeited benefit shall be reinstated if a claim for the same is made by the

Participant, Beneficiary or other distributee at any time thereafter. The reinstatement shall be made by a mandatory contribution by the Company, allocated solely to such reinstatement.

     6.11 Optional Forms of Benefits: Notwithstanding anything in the Plan to the contrary, all optional forms of benefits which are "Section 411(d)(6) protected benefits," as described in Treasury Regulations Section 1.411(d)-4, shall continue to be optional forms of benefits for Participants to whom the optional forms apply, notwithstanding any subsequent amendment of the Plan purporting to revise or delete any such optional form of benefit and notwithstanding any contrary provision of this Article VI or Article VII, unless otherwise permitted by applicable law.

                                  ARTICLE VII

                              WITHDRAWALS AND LOANS

     7.1 Withdrawal of After-Tax Contributions: Pursuant to advance notice given in the manner prescribed by the Committee from time to time and subject to the conditions of Section 7.4, each Participant may elect to withdraw all or any amounts attributable to his After-Tax Contributions, determined as of the Valuation Date immediately preceding the withdrawal date; provided, however, that, to the extent applicable, a Participant must first withdraw all amounts in his Cengas Account in accordance with Section 7.3 and subject to written consent of his spouse in a manner prescribed by the Committee. Amounts withdrawn under this Section 7.1 shall be charged and withdrawn from a Participant's After-Tax Contribution Account (along with attributable earnings), to the extent applicable, in the following order: (i) After-Tax Unmatched Contributions; and
(ii) After-Tax Matched Contributions.

     7.2 Withdrawal of Pre-Tax Contributions On and After Age 59 1/2: Pursuant to advance notice given in the manner prescribed by the Committee from time to time and subject to the conditions of Section 7.4, and subject to first withdrawing all amounts that may be available under Sections 7.1 and 7.3, each Participant who is age 59 1/2 or older may elect to withdraw all or any amounts attributable to his Pre-Tax Contributions, determined as of the Valuation Date immediately preceding the withdrawal date. Amounts withdrawn under this Section
7.2 shall be charged and withdrawn from a Participant's Pre-Tax Contribution Account (along with attributable earnings), to the extent applicable, in the following order: (i) Pre-Tax Unmatched Contributions; and (ii) Pre-Tax Matched Contributions.

     7.3 Withdrawal From Prior Plan Account and Rollover Account: Pursuant to advance notice given in a manner prescribed by the Committee from time to time and subject to the conditions of Section 7.4, in addition to withdrawals available under Sections 7.1 and 7.2, a Participant, to the extent applicable, may elect to withdraw all or any vested amounts in his Prior Plan Account and his Rollover Account, determined as of the Valuation Date immediately preceding the withdrawal date. Amounts withdrawn under this Section 7.3 shall be charged and withdrawn from a Participant's Accounts (along with attributable earnings), to the extent applicable, in the following order: (i) Cengas Account; (ii) Prior Plan Account (after withdrawal of the Cengas Account); and (iii) Rollover Account.

     7.4 Conditions of Withdrawals: Each Participant who is under the age of 59 1/2 and who has less than five years of Service at the time he elects to withdraw all or a portion of his After-Tax Matched Contributions shall be suspended from participation in the Plan from the Valuation Date preceding the distribution of the withdrawal until the date following six full months from the date of such withdrawal, provided the Committee or its agent has received prior to such date the Participant's election (in the form and manner prescribed in Section 3.3 hereof) to commence participation after such suspension. Subject to the conditions under this Section 7.4 and under Sections 7.1, 7.2 and 7.3, as applicable, there shall be no limit on the number of withdrawals a Participant may make from his Pre-Tax Contribution Account, After-Tax Contribution Account, Prior Plan Account and Rollover Account within any 12-month period; provided, however, that the minimum amount that a Participant is permitted to withdraw shall be the lesser of $500 or the entire balance of his Accounts. Except as provided in Section 7.5 and under Article VI, no withdrawals shall be permitted from a Participant's Employer Matching Account. Notwithstanding any provision in this Article VII to the contrary, to the extent any amounts attributable to a Participant's Account or Accounts collateralizes a loan under Section 7.5, such collateralized amounts shall not be eligible for withdrawal under this Article VII.

     7.5 Loans: Any Participant who is an Employee (including any such Participant on an Authorized Absence) may make application to borrow from his vested Accounts in the Trust Fund. In addition to Participants who are Employees (including any such Participant on an Authorized Absence), loans shall be available to any former Participant or any Beneficiary or "alternate payee" with respect to a former Participant, but, if and only if, such person is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for exemptions set forth in Department of Labor Regulation Section 2550.408b-1 to apply to the Plan (herein, together with Participants who are Employees and those on Authorized Absence, collectively referred to as "Borrower"). Upon receipt of a loan application from a Borrower, the Committee may in its discretion direct the Trustee to make a loan to such Borrower. Such loans shall be granted in a uniform and non-discriminatory manner pursuant to the terms and conditions of a written loan procedure that shall be established by the Committee and subject to amendment from time to time and at any time by the Committee, with such written procedure hereby incorporated by reference as a part of the Plan. The amount of the loan, when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code
Section 401(a), shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (ii) 50% of the present value of Borrower's vested Account balances under the Plan. The foregoing notwithstanding, any withdrawal from a Participant's Cengas Account shall be subject to the written consent of his spouse in a manner prescribed by the Committee. With respect to clause (i) above, the available loan balance will also be reduced by the amount of any prior loan that is deemed distributed under Code Section 72(p) and that has not been repaid (such as by a plan loan offset).

                                  ARTICLE VIII

                              INVESTMENT DIRECTIONS

     8.1 Investment of Trust Fund: Except as provided in Article VII with respect to Plan loans and as otherwise provided below, the Trustee shall divide the Trust Fund into the ESOP Company Stock Fund, REI Stock Fund and the Investment Funds as may be selected from time to time by the Committee, in accordance with the directions of the Participant and following such rules and procedures prescribed by the Committee. The Committee from time to time may revise the number and type of Investment Funds. The ESOP Company Stock Fund and REI Stock Fund may not be revised or terminated, nor may investment in either fund be restricted or limited, except by the Board, in its sole discretion.

          Subject to such rules and procedures adopted by the Committee, each Participant shall have the right, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee, subject to any restrictions or conditions that may be established by the Committee, to direct the Committee, or any agent appointed by the Committee to administer the investment of the Trust Fund, to instruct the Trustee to invest the amounts in his Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Matching Account, Prior Plan Account, and Rollover Account, in any whole percentages totaling 100% among the Investment Funds and the ESOP Company Stock Fund. The REI Stock Fund is a "frozen" fund and thus a Participant shall not be permitted to direct the investment of the amounts in any Account into the REI Stock Fund.

          To the extent applicable, each Participant may, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee and subject to any restrictions or conditions (including, but not limited to, trading frequency restrictions and redemption fees) that may be established by the Committee from time to time and communicated to each Participant, direct (1) the investment of his future After-Tax Contributions, Pre-Tax Contributions, Employer Matching Contributions and Rollover Contributions; and (2) the transfer of the current values in his After-Tax Contribution Account, Pre-Tax Contribution Account, Prior Plan Account, Employer Matching Account, and Rollover Account among the various Investment Funds and the ESOP Company Stock Fund in any whole percentages totaling 100%. A Participant shall not be permitted to direct the investment of any Contributions into the REI Stock Fund. Any such change in the Investment Funds and/or ESOP Company Stock Fund shall be effective as soon as reasonably practicable following receipt of the election directing such change, but in no event shall such change be effective earlier than the close of business on the Valuation Date on which such change is received. If a Participant fails to make a proper designation, then his Account shall be invested as soon as administratively feasible in the Stable Value Fund. Notwithstanding any provision of this Section
8.1 or any other provision of the Plan to the contrary, investment in the ESOP Company Stock Fund or REI Stock Fund may not be restricted or limited except by the Board, in its sole discretion.

          Except as otherwise expressly provided herein and subject to Section 6.5, interest, dividends and other income and all profits and gains produced by each Investment Fund and Stock Fund shall be paid in such Investment Fund and Stock Fund, as applicable, and such interest, dividends and other income, and profits or gains without distinction between principal and income, shall be invested and reinvested, but only in property of the class hereinabove specified for the particular Investment Fund or Stock Fund, as applicable. All purchases of Company Stock under the ESOP Company Stock Fund shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock. Any dividends received in the REI Stock Fund shall be reinvested in the Investment Funds and ESOP Company Stock Fund in accordance with the Participants' investment elections then in effect. Pending such investment or application of cash, the Trustee may retain cash uninvested without liability for interest if it is prudent to do so, or may invest all or any part thereof in Treasury Bills, commercial paper, or like holdings.

          It is hereby explicitly provided and expressly acknowledged that up to 100% of the assets of the Plan held in the Trust Fund may be invested in Company Stock, as contemplated by the exception provided in Section 407(b) of ERISA. Moreover, it is intended that the Plan meet the requirements of Section 404(c) of ERISA.

     8.2 ESOP Company Stock Fund:

          (a) General: The ESOP Company Stock Fund is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and is intended to satisfy the applicable requirements under Sections 409 and 4795 of the Code. A Participant may direct the Trustee to invest his Contributions and the amounts in his Investment Funds into the ESOP Company Stock Fund, subject to the provisions of this Article VIII.

          (b) Diversification: To the extent the Participant is not otherwise permitted to diversify the amounts in his Accounts invested in the ESOP Company Stock Fund, each Qualified Participant (as defined herein) may elect, within 90 days after the close of each Plan Year in the initial election period (as defined herein), to direct the investment of up to 25% of the sum of the balances in his ESOP Company Stock Fund Account into any or all of the Investment Funds and such diversification shall be made no later than as required under Code Section 401(a)(28). In the Plan Year after the initial election period, the percentage shall be 50% instead of 25%. A Qualified Participant is any Participant who has completed at least 10 years of participation in the Plan and who has attained age 55. The initial election period means the five Plan Year period beginning with the first Plan Year on or after January 1, 1992 in which the Participant first became a qualified Participant.

     8.3 Voting of Company Stock; Exercise of Other Rights:

          (a) Voting rights with respect to shares of Company Stock in the ESOP Company Stock Fund allocated to the Accounts of Participants shall be voted by the Trustee in such manner as may be directed by the respective Participants, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting Participants. The Trustee shall vote shares of Company Stock for which the Trustee has not received direction, in the same proportion as directed shares are voted, giving effect to all affirmative directions by Participants, including directions to vote for or against, to abstain or to withhold the vote, and the Trustee shall have no discretion in such matter.

          (b) In the event that there is a tender offer or exchange offer for outstanding shares of Company Stock, rights with respect to the tender offer or exchange offer shall be the same as with respect to voting rights described in Section 8.3(a) above. If the Trustee shall not receive timely instruction from a Participant as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right to direct, and the Trustee shall have no discretion in such matter.

          (c) Solicitation of exercise of Participants' voting rights by management of the Company and others under a proxy or consent provision applicable to all holders of Company Stock shall be permitted. Solicitation of exercise of Participant tender or exchange offer rights by management of the Company and others shall be permitted. The Trustee shall notify Participants of each occasion of the exercise of voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by the Company regarding the exercise of such rights. Copies of Company-written communications to Participants relating to each opportunity for Participant exercise of rights under this Section 8.3 shall be promptly furnished to the Trustee. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or its Affiliates.

                                   ARTICLE IX

                         TRUST AGREEMENT AND TRUST FUND

     9.1 Trust Agreement: As part of the Plan, the Company has entered into the Trust Agreement with the Trustee. The provisions of such Trust Agreement are herein incorporated by reference as fully as if set out herein, and the assets held under said Trust Agreement on behalf of this Plan shall constitute the Trust Fund.

     9.2 Benefits Paid Solely From Trust Fund: All of the benefits provided to be paid under Article VI hereof shall be paid by the Trustee out of the Trust Fund to be administered under such Trust Agreement. Neither the Employer nor the Trustee shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

     9.3 Committee Directions to Trustee: Except as otherwise provided in
Section 2.7 hereof, the Trustee shall make only such payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

     9.4 Trustee's Reliance on Committee Instructions: In any case where the Trustee shall be required hereunder to act upon instructions to be received from the Committee, the Trustee shall be protected in relying on any such instructions which shall be in writing and signed by any member of, or Secretary of, the Committee, and the Trustee shall be protected in relying upon the authority to act of any person certified to it by the Company as a member of, or Secretary of, the Committee until a successor to any such person shall be certified to the Trustee by the Company.

     9.5 Authority of Trustee in Absence of Instructions From the Committee: If at any time the Committee shall be incapable for any reason of giving any directions, instructions or authorizations to the Trustee as are herein provided for and as may be required incidental to the administration of this Plan, the Trustee may act and shall be completely protected and without liability in so acting without such directions, instructions and authorizations as it in its sole discretion deems appropriate and advisable under the circumstances for the carrying out of the provisions of this Plan. In the event of termination of this Plan for any reason, the Committee shall be authorized to give all such instructions to the Trustee, and the Trustee shall be protected in relying on all such instructions, as may be necessary to make payment to any persons then interested in the Trust Fund of all such amounts as are specified herein to be paid under Section 10.5 hereof upon the termination of this Plan and the Trust Agreement.

     9.6 Compliance with Exchange Act Rule 10(b)(18): At any time that the Trustee makes open market purchases of Company Stock, the Trustee will either
(i) be an "agent independent of the issuer," as that term is defined in Rule 10(b)(18) promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) make such open market purchases in accordance with the provisions, and subject to the restrictions, of Rule 10(b)(18) of the Exchange Act.

                                    ARTICLE X

                               ADOPTING EMPLOYERS,
                   AMENDMENT AND TERMINATION OF THE PLAN, AND
                DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

     10.1 Adoption by Employers: Provided it is otherwise eligible by law to participate, the board of directors or non-corporate counterpart of an entity or organization may elect, with such election evidenced by a written instrument authorized by such board of directors or non-corporate counterpart, to participate in the Plan and the Trust as an adopting Employer, subject to the approval of the Board. Such written instrument (i) shall specify the effective date of such participation and, if applicable, the classification of the Employer's Employees who shall be eligible to participate in the Plan, (ii) may incorporate specific provisions relating to the operation of the Plan that apply solely to the adopting Employer and (iii) shall become, as to such Employer and its Employees, a part of the Plan. Each adopting Employer shall be bound by the terms of the Plan and any and all amendments thereto; provided, however, that the terms of the Plan may be modified by the Board so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Company required by the terms of, or with respect to, the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following such modification. All adopting Employers shall be set forth on Exhibit A to the Plan, as amended by the Board pursuant to
Section 10.3 from time to time as necessary to reflect the addition and/or deletion of adopting Employers.

          For purposes of the Code and ERISA, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their beneficiaries. The provisions of the Plan shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised solely by the Board.

          The Board may, in its discretion, terminate an Employer's Plan participation at any time without the consent or approval of such Employer. Any Employer may, by appropriate action of its board of directors or non-corporate counterpart, terminate its participation in the Plan. Upon an Employer's liquidation, bankruptcy, insolvency, sale, consolidation or merger to or with another organization that is not an Employer hereunder, in which such Employer is not the surviving company, all obligations of that Employer hereunder and under the Trust Agreement shall terminate automatically, and the Trust Fund assets attributable to the Employees of such Employer shall be held or distributed as herein provided unless, with the approval of the Board, the successor to that Employer assumes the duties and responsibilities of such Employer, by adopting this Plan and the Trust Agreement, or by establishment of a separate plan and trust to which the assets of the Trust Fund held on behalf of the Employees of such Employer shall be transferred with the consent and agreement of that Employer. Upon the consolidation or merger of two or more of the Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust Agreement of the Employers involved.

     10.2 Continuous Service: The following special provisions shall apply to all Employers:

          (a) An Employee shall be considered in continuous Service while regularly employed simultaneously or successively by one or more Employers; and

          (b) The transfer of a Participant from one Employer to another Employer shall not be deemed a termination of Service.

     10.3 Amendment of the Plan: Except as otherwise expressly provided in this Section, the Board shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) at any time and from time to time to the extent that it may deem advisable. The Board alone shall have the sole and exclusive right and power to (i) amend, modify, restrict or limit investment in, or terminate the ESOP Company Stock Fund and the REI Stock Fund and (ii) amend, modify or terminate any provision of the Plan or Trust Agreement related to the administration of the ESOP Company Stock Fund and REI Stock Fund. The Committee, whose members shall be acting in their settlor capacity as employees and officers of the Company rather than in their fiduciary capacity, shall have the limited right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) (i) to select and remove Investment Funds offered under the Plan as provided in Article VIII, (ii) as required to comply with changes to applicable laws and (iii) as required by the Internal Revenue Service to maintain the qualified status of the Plan and Trust. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board and executed by an appropriate officer of the Company or, if applicable, by the Committee and executed by a member of the Committee. The Plan shall be deemed to have been amended or modified in such manner and to such extent and effective as of the date therein provided, and thereupon any and all Participants, whether or not they shall have become such prior to such amendment or modification, shall be bound thereby. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the Account of any Participant or shall decrease any Participant's vested interest in his Account. No amendment shall directly or indirectly reduce a Participant's non-forfeitable vested percentage in his benefits under Section 6.1 of this Plan, unless each Participant having not less than three years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits computed under the provisions of Section 6.1 without regard to the amendment. Such election shall be available during an election period, which shall begin on the date such amendment is adopted, and shall end on the latest of (i) the date 60 days after such amendment is adopted, (ii) the date 60 days after such amendment is effective, or (iii) the date 60 days after such Participant is issued written notice of the amendment by the Employer or, if applicable, by the Committee. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan.

     10.4 Termination of the Plan: The Plan may be terminated pursuant to the provisions of, and as of any subsequent date specified in, an instrument in writing executed by the Company, and approved and authorized by the Board, and which said instrument shall be delivered to the Trustee.

     10.5 Distribution of Trust Fund on Termination: In the event of a termination of the Plan by the Board, the assets and properties of the Trust Fund shall be valued and allocated as provided in Sections 5.2 and 5.3, and each Participant shall be fully vested in all amounts attributable to his Accounts and, thereafter, each such Participant shall become entitled to distributions in respect of his Accounts in the Plan in the manner as provided in Section 6.5 herein, provided that no Employer or Affiliate then establishes or maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Code Section 4975(e)(7) or Code Section 409 or a simplified employee pension within the meaning of Code Section 408(k)).

     10.6 Effect of Discontinuance of Contributions: If the Company shall discontinue its Contributions to the Trust Fund, or suspend its Contributions to the Trust Fund under such circumstances so as to constitute a discontinuance of Contributions within the purview of the reasoning of Treasury Regulation Section 1.401-6(c), then all amounts theretofore credited to the Accounts of the Participants shall become fully vested, and throughout any such period of discontinuance of Contributions, all other provisions of the Plan shall continue in full force and effect other than the provisions for Contributions by an Employer or Participants.

     10.7 Merger of Plan with Another Plan: In the case of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

          (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) Resolutions of the board of directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

          (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                                   ARTICLE XI

                           TOP-HEAVY PLAN REQUIREMENTS

     11.1 General Rule: For any Plan Year for which the Plan is a Top-Heavy Plan, as defined in Section 11.7, despite any other provisions of the Plan to the contrary, the Plan shall be subject to the provisions of this Article.

     11.2 Vesting Provisions: Each Participant who has completed an "hour of service" (within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1)) after the Plan becomes top-heavy and while the Plan is top-heavy and who has completed the vesting service specified in the following table shall be vested in his Account under the Plan at least as rapidly as is provided in the following schedule; except that the vesting provision set forth in Section 6.1 shall be used at any time in which it provides for more rapid vesting:

Years of Vesting Service   Vested Percent
------------------------   --------------
   Less than 1 year               0%
             1                   10%
             2                   20%
             3                   45%
             4                   70%
         5 or more              100%

If an Account becomes vested by reason of the application of the preceding schedule, it may not thereafter be forfeited by reason of reemployment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which Employer Contributions were keyed or for any other reason. If the Plan subsequently ceases to be top-heavy, the preceding schedule shall continue to apply with respect to any Participant who had at least three years of service (as defined in Treasury Regulation Section 1.411(a)-8T(b)(3)) as of the close of the last year that the Plan was top-heavy, except that each Participant whose vested percentage in his Account is determined under such amended schedule and who has completed at least three years of service with the Employer, may elect, during the election period, to have the vested percentage in his Account determined without regard to such amendment if his vested percentage under the Plan as amended is, at any time, less than such percentage determined without regard to such amendment. For all other Participants, the vested percentage of their Accounts prior to the date the Plan ceases to be top-heavy shall not be reduced, but future increases in the vested percentage shall be made only in accordance with the vesting provision set forth in Section 6.1.

     11.3 Minimum Contribution Percentage: Each Participant who is (i) a Non-Key Employee, as defined in Section 11.7, and (ii) employed on the last day of the Plan Year shall be entitled to have contributions and forfeitures (if applicable) allocated to his Account of not less than 3% (the "Minimum Contribution Percentage") of the Participant's Compensation. This minimum allocation percentage shall be provided without taking a Non-Key Employee's Pre-Tax Contributions into account. Even a Non-Key Employee who has completed less than 1,000 hours of service shall receive a Minimum Contribution Percentage, provided that such Non-Key Employee has not terminated Service by the last day of the Plan Year. A Non-Key Employee may not fail to receive a Minimum Contribution Percentage because of a failure to receive a specified minimum amount of compensation or a failure to make mandatory employee or elective contributions. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including pre-tax contributions and forfeitures, if applicable) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the Contributions (including Pre-Tax Contributions and forfeitures if applicable) made for such Key Employee by his total compensation (as defined in Section 415(c)(3) of the Code) not in excess of $200,000 for the Plan Year, with such amount automatically adjusted in the same manner as the amount set forth in Section
11.4 below (with such amount adjusted to $210,000 for the 2005 Plan Year).

          Contributions considered under the first paragraph of this Section shall include Employer Contributions under the Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.7), but will not include Employer Contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining Contributions made on behalf of Key Employees.

          Employer Matching Contributions shall be taken into account for purposes of satisfying the Minimum Contribution Percentage of this Section. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the Minimum Contribution Percentage shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the Minimum Contribution Percentage shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

          Contributions considered under this Section shall not include any contributions under the Social Security Act or any other federal or state law.

     11.4 Limitation on Compensation: The annual compensation of a Participant taken into account under this Article for purposes of computing benefits under the Plan shall not exceed $200,000, with such amount adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17)(B) of the Code and regulations for the calendar year in which such Plan Year commences (with such amount adjusted to $210,000 for the 2005 Plan Year).

     11.5 Coordination With Other Plans: In the event that another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of Participants in the Plan, such other plan shall be treated as a part of the Plan pursuant to principles prescribed by applicable Treasury Regulations or Internal Revenue Service rulings to determine whether the Plan satisfies the requirements of Sections 11.2, 11.3 and 11.4, and to avoid inappropriate omissions or inappropriate duplication. If a Participant is covered both by a top-heavy defined benefit plan and a top-heavy defined contribution plan, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum. Such determination shall be made upon the advice of counsel by the Committee, which shall, if necessary, cause benefits or contributions to be made sufficient.

     11.6 Distributions to Certain Key Employees: Notwithstanding any other provision of the Plan to the contrary, the entire interest in the Plan of each Participant who is a Key Employee and a "5% Owner" (as defined in Section 11.7(d)) in the calendar year in which such individual attains age 70 1/2 shall be distributed to such Participant not later than April 1 following the calendar year in which such individual attains age 70 1/2.

     11.7 Determination of Top-Heavy Status: The Plan shall be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan (determined as of the Valuation Date) for Participants (including former Participants) who are Key Employees exceeds 60% of the aggregate of the accounts of all Participants, excluding former Key Employees, or if the Plan is required to be in an Aggregation Group, any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one hour of service for any Considered Company at any time during the 1-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

          For purposes of this Section, the capitalized words have the following meanings:

          (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

               (i) Each plan of a Considered Company in which a Key Employee is a participant in the Plan Year containing the Determination Date; and

               (ii) Each other plan, including collectively bargained plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of
          Section 401(a)(4) or 410 of the Code.

     The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          (b) "Considered Company" means the Company, the Employer or an Affiliate.

          (c) "Determination Date" means the last day of the immediately preceding Plan Year.

          (d) "Key Employee" means any Employee or former Employee (including any deceased Employee) under the Plan who, at any time during the Plan Year that includes the Determination Date, is or was one of the following:

               (i) An officer of a Considered Company having an annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code);

               (ii) A person who owns (or is considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B)(iii) of the Code) more than 5% of the outstanding stock of a Considered Company or stock possessing more than 5% of the combined voting power of all stock of the Considered Company (a "5% Owner"); or

               (iii) A person who has an annual compensation from the Considered Company of more than $150,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the Code) more than 1% of the outstanding stock of the Considered Company or stock possessing more than 1% of the total combined voting power of all stock of the Considered Company (a "1% Owner").

     For purposes of this subsection (d), (i) whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer, (ii) for any Plan Year, no more than 50 Employees (or if less, the greater of 3 or 10% of the Employees) shall be treated as officers,
     (iii) a Beneficiary of a Key Employee shall be treated as a Key Employee;
     (iv) in the case of a 5% or 1% Owner determination, each Considered Company is treated separately in determining ownership percentages, but all such Considered Companies shall be considered a single employer in determining the amount of compensation, and (v) compensation means all items includable as compensation for purpose of applying the limitations on annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

          (e) "Non-Key Employee" means any Employee (and any Beneficiary of an Employee) who is not a Key Employee. In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee shall be altogether disregarded.

          (f) "Top-Heavy Group" means the Aggregation Group if, as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees (excluding former Key Employees), as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees (excluding former Key Employees), as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one hour of service for any Considered Company at any time during the 1-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

               In determining whether the Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

               (i) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan or account balance) or account balance, including distributions to Key Employees and all employees. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year. The combined results shall indicate whether or not the plans so aggregated are Top-Heavy Plans.

               (ii) In determining the present value of the cumulative accrued benefit (for this purpose using the actuarial assumptions set forth in the applicable pension plan) or the amount of the account of any employee, such present value or account balance shall be increased by the amount in dollar value of the aggregate distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan. The accrued benefits and accounts of any individual who has not performed services for a Considered Company during the 1-year period ending on the Determination Date shall not be taken into account.

               (iii) Further, in making such determination, such present value or such account balance shall include any rollover contribution (or similar transfer), as follows:

                    (A) If the Rollover Contribution (or similar transfer) is
               "unrelated" (both initiated by the employee and made to or from a plan maintained by another employer who is not a Considered Company), the plan providing the distribution shall include such distribution in the present value of such account; the plan accepting the distribution shall not include such distribution in the present value of such account unless the plan accepted it before December 31, 1983; and

                    (B) If the Rollover Contribution (or similar transfer) is
               "related" (either not initiated by the employee or made from a plan maintained by another Considered Company), the plan making the distribution shall not include the distribution in the present value of such account; and the plan accepting the distribution shall include such distribution in the present value of such account.

          (g) "Valuation Date" means, for purposes for determining the present value of an accrued benefit as of the Determination Date, the date determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date or
     (ii) as if the individual terminated service as of the Valuation Date, but taking into account the estimated accrued benefit as of the Determination Date. The Valuation Date shall be determined in accordance with the principles set forth in Q&A T-25 of Treasury Regulation Section 1.416-1.

          Except as otherwise provided in this Section, for purposes of this Article, "Compensation" shall have the meaning given to it in Section 5.4(c)(vi) of the Plan.

                                   ARTICLE XII

                            TESTING OF CONTRIBUTIONS

     12.1 Definitions: For purposes of this Article XII, the following terms, when capitalized, shall be defined as:

          (a) "Actual Contribution Percentage" or "ACP" shall mean, with respect to a Plan Year, for a specified group of Employees (either Highly Compensated Employees or non-Highly Compensated Employees) the average of the ratios, calculated separately for each Employee, of:

               (i) The sum of the Aggregate Contributions paid under the Plan on behalf of each Employee for a Plan Year that are made on account of the Employee's Contributions for the Plan Year, which are allocated to the Employee's Account during such Plan year, and are paid to the Trust no later than the end of the next following Plan Year; over

               (ii) The Employee's Compensation for such Plan Year.

     An Employee's Actual Contribution Percentage shall be determined after determining his Excess Deferrals and Excess Contributions, if any. The Actual Contribution Percentage of an eligible Employee who does not elect to make After-Tax Contributions for a Plan Year is zero. The individual ratios and Actual Contribution Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation.

          (b) "Actual Deferral Percentage" or "ADP" shall mean, with respect to a Plan Year, for a specified group of Employees (either Highly Compensated Employees or non-Highly Compensated Employees) the average of the ratios, calculated separately for each Employee, of:

               (i) The amount of Employer Contributions actually paid to the Plan on behalf of each such Employee for a Plan Year that relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election) and which are allocated to the Employee's Account and are paid to the Trust no later than the end of the next following Plan Year; over

               (ii) The Employee's Compensation for such Plan Year.

     The Actual Deferral Percentage of an eligible Employee who does not elect to make Pre-Tax Contributions for a Plan Year is zero. The individual ratios and

     Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation.

          (c) "Aggregate Contributions" shall mean, as applicable, any of the following: (i) After-Tax Contributions, as provided in Section 4.3 of the Plan; (ii) Employer Matching Contributions, as provided in Section 4.1 of the Plan; (iii) QNECs, as provided in Section 12.2 of the Plan, that have not been included in the ADP test; (iv) Pre-Tax Contributions, as provided in Section 4.2 of the Plan, that are not needed to satisfy the ADP test for the current Plan Year, provided such test is satisfied before and after such Pre-Tax Contributions have been included in the ACP test; and (v) with respect to Highly Compensated Employees, Excess Contributions that have been recharacterized as After-Tax Contributions. Aggregate Contributions shall not include Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions.

          (d) "Compensation" shall mean compensation as defined in Treas. Reg.
     Section 1.414(s)-1(c).

          (e) "Employee" shall mean all Employees eligible to participate in the Plan in accordance with Section 3.1 of the Plan, including those eligible Employees who do not elect to make Pre-Tax and/or After-Tax Contributions, as defined in Treasury Regulation Section 1.401(k)-6.

          (f) "Employer Contributions" shall mean, as applicable, any (i) Pre-Tax Contributions, as provided in Section 4.2 of the Plan (other than Catch-Up Contributions, but including any Excess Deferrals made by Highly Compensated Employees), and (ii) QNECs allocated to non-Highly Compensated Employees that have not been used to satisfy the ACP test for the current Plan Year.

          (g) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

               (i) The sum of the Aggregate Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year; minus

               (ii) The maximum amount of Aggregate Contributions permitted by the ACP test for the Plan Year (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ACP beginning with the highest of such percentages).

          (h) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

               (i) The sum of the Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year; minus

               (ii) The maximum amount of such Contributions permitted by the ADP test for the Plan Year (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their ADP, beginning with the highest of such percentages).

          (i) "Excess Deferrals" shall have the meaning provided in Section 4.2 of the Plan.

          (j) "QNECs" shall mean discretionary qualified nonelective contributions to the Plan allocated for any Plan Year in any amount determined by the Company necessary to satisfy the ADP or ACP test requirements of Section 12.2 or 12.4, respectively, and in a manner determined by the Company in accordance with Treasury Regulation Section 1.401(k)-2(a)(6), among the Accounts of non-Highly Compensated Employees no later than 12 months after the close of the Plan Year for which they have been allocated. QNECs shall be non-forfeitable and 100% vested at all times, allocated to the Pre-Tax Contribution Account and subject to the same limitations as to withdrawal and distribution as Pre-Tax Contributions.

     12.2 Actual Deferral Percentage Test: The ADP for the eligible Highly Compensated Employees for the Plan Year shall not exceed the greater of (a) or
(b), as follows:

          (a) The ADP for the eligible non-Highly Compensated Employees times 1.25; or

          (b) The lesser of (i) the ADP for the eligible non-Highly Compensated Employees times 2.0 or (ii) the ADP for the eligible non-Highly Compensated Employees plus two percentage (2%) points.

          The Plan applies the Actual Deferral Percentage test using the "current year testing method" described in Treasury Regulation Section 1.401(k)-2 for Highly Compensated Employees and non-Highly Compensated Employees. The ADP for any Highly Compensated Employee who is eligible to have Pre-Tax Contributions allocated to his account under two or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if the total of all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more plans that have different plan years, all Pre-Tax Contributions made during the Plan Year under all such arrangements shall be aggregated. In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same ADP testing method. Pursuant to Treasury Regulation Section 1.401(k)-1(b)(4)(v), the ESOP and non-ESOP portions of the Plan shall be aggregated for purposes of the ADP test.

          The Company, in its sole discretion, may elect to make QNECs for any Plan Year in any amount it determines is necessary to satisfy or contribute to satisfying the Actual Deferral Percentage test set forth in this Section 12.2 or the Actual Contribution Percentage test set forth in Section 12.4 of the Plan. QNECs may be used in lieu of, or in conjunction with, the distributions or recharaterizations described in Section 12.3 or the forfeitures or distributions described in Section 12.5 of the Plan. QNECs shall be allocated in a manner determined by the Company, in accordance with Treasury Regulation Section 1.401(a)(4)-2, among the Pre-Tax Contribution Accounts of non-Highly Compensated Employees who were eligible to make Pre-Tax Contributions during the Plan Year for which the QNECs are made at any time during the Plan Year or no later than 12 months after the end of the Plan Year. Any portion of the QNECs taken into account for purposes of the Actual Contribution Percentage test in Section 12.4, may not be taken into account for purposes of the Actual Deferral Percentage test in this Section 12.2.

          12.3 Excess Contributions: If neither of the tests described in (a) or
(b) of Section 12.2 are satisfied, and the Company decides not to make QNECs as a corrective measure, then Excess Contributions, except to the extent such Excess Contributions are classified as Catch-Up Contributions, plus any income and minus any loss attributable thereto, of certain Highly Compensated Employees will be recharacterized or distributed and shall be considered taxable income to such Highly Compensated Employees. Excess Contributions are allocated to the Highly Compensated Employees with the largest amount of Pre-Tax Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Pre-Tax Contributions and continuing in descending order until all of the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his Catch-Up Contribution limit under the Plan, Excess Contributions shall be allocated to such Highly Compensated Employee as Catch-Up Contributions (not to exceed the Catch-Up Contribution limit) and such contributions will not be treated as Excess Contributions.

          If distributed, Excess Contributions shall be distributed first from the Employee's Pre-Tax Unmatched Contributions and second from his Pre-Tax Matched Contributions, if the amount of the Excess Contributions exceeds the amount of his Pre-Tax Unmatched Contributions for the Plan Year, in his Pre-Tax Contribution Account. Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.

          If, in lieu of distribution, the Committee decides, in its discretion, to correct Excess Contributions through recharacterization of such as After-Tax Contributions, then such amounts recharacterized as After-Tax Contributions, plus any income and minus any loss, shall be transferred to the After-Tax Contribution Accounts of those affected Highly Compensated Employees who have been allocated with Excess Contributions. The amount to be recharacterized will be further reduced by the amount of any Excess Deferrals which may have previously been distributed to the Highly Compensated Employee. Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized to the extent that such amount in combination with other After-Tax Contributions made by certain Highly Compensated

Employees would exceed the stated limits provided in Section 4.3 of the Plan. Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last affected Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof.

          If recharacterization is not possible due to Plan limits or if, in its discretion, the Committee decides to correct Excess Contributions through distribution, the amount of Excess Contributions allocated to each Highly Compensated Employees, plus any income and minus any losses calculated up to the date of the distribution, and minus the amount of any Excess Deferrals previously distributed, will be distributed to the affected Highly Compensated Employees as soon as administratively feasible but in no event later than 12 months following the end of such Plan Year during which the Excess Contributions were made.

          The income or loss attributable to a Highly Compensated Employee's Excess Contributions for the Plan Year shall be determined as the sum of (1) and
(2), where (1) is the income or loss attributable to the Highly Compensated Employee's Pre-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the Excess Contributions and the denominator of which is the amount of the Highly Compensated Employee's Pre-Tax Contribution Account balance as of the beginning of the Plan Year plus the Employee's Pre-Tax Contribution to the Account during the Plan Year; and (2) (using the safe harbor method) is 10% of the amount determined under (1) multiplied by the number of calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          If distributions or recharacterizations are made under this Section 12.3, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code, regardless of whether the Actual Deferral Percentage, if recalculated after such distributions or recharacterizations, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of distributing Excess Contributions under Section 401(k)(8)(A)(i) of the Code. Excess Contributions shall be treated as Annual Additions under
Section 5.4 of the Plan.

     12.4 Actual Contribution Percentage Test: The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

          (a) The ACP for the eligible non-Highly Compensated Employees times 1.25; or

          (b) The lesser of (i) the ACP for the eligible non-Highly Compensated Employees times 2.0 or (ii) the ACP for non-Highly Compensated Employees plus two percentage (2%) points.

          The Plan applies the Actual Contribution Percentage test using the "current year testing method" described in Treasury Regulation Section 1.401(m)-2 for Highly Compensated Employees and non-Highly Compensated Employees. In computing the Actual Contribution

Percentage, the Company may elect to take into account Pre-Tax Contributions and QNECs made under this Plan or any other plan of the Company to the extent that
(i) Pre-Tax Contributions and/or QNECs used for purposes of calculating the ADP test are not used for purposes of calculating the ACP test, and (ii) Pre-Tax Contributions, including those treated as Aggregate Contributions for purposes of calculating the Actual Contribution Percentage, satisfy the requirements of Code Section 401(k)(3). The ACP for any Highly Compensated Employee who is eligible to have Aggregate Contributions allocated to his account under two or more plans described in Section 401(a) or 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if the total of all such contributions were made under a single plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Aggregate Contributions made during the Plan Year under all such plans and arrangements shall be aggregated.

          For purposes of determining whether the ACP limits of this Section
12.4 are satisfied, all Aggregate Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method. Pursuant to Treasury Regulation Section 1.401(m)-1(b)(4)(v), the ESOP and non-ESOP portions of the Plan shall be aggregated for purposes of the ACP test.

     12.5 Excess Aggregate Contributions: If neither of the tests described in
(a) or (b) of Section 12.4 are satisfied, and the Company decides not to make QNECs as a corrective measure, Excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited or, if not forfeitable, shall be distributed no later than 12 months after the close of a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Aggregate Contributions taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Aggregate Contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan even if distributed.

          The income or loss attributable to the Highly Compensated Employee's Excess Aggregate Contributions for the Plan Year shall be determined as the sum of (1) and (2), where (1) is the income or loss attributable to the Highly Compensated Employee's Employer Matching and After-Tax Contribution Accounts for the Plan Year multiplied by a fraction, the numerator of which is the Excess Aggregate Contribution, and the denominator of which is the amount of the Highly Compensated Employee's Employer Matching and After-Tax Contribution Accounts without regard to any income or loss occurring during such Plan Year; and (2) (using the safe harbor method) is 10% of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

          Any Excess Aggregate Contributions allocated to a Highly Compensated Employee shall (i) first be distributed from the Employee's After-Tax Unmatched Contributions and then from his After-Tax Matched Contributions, if the amount of the Excess Aggregate Contributions exceeds the amount of his After-Tax Unmatched Contribution, in his After-Tax Contribution Account; and (ii) second be forfeited from his Employer Matching Contributions in his Employer Matching Account, if the amount of the Excess Aggregate Contributions exceeds the value of his After-Tax Contributions.

          Any forfeiture of Excess Aggregate Contributions shall be applied to reduce Employer Matching Contributions for the Plan Year in which the excess arose. Should the amount of forfeited Excess Aggregate Contributions exceed the amount of Employer Matching Contributions needed for the Plan Year, such forfeitures shall be allocated, after all other forfeitures under the Plan, to the Employer Matching Contribution Accounts of each non-Highly Compensated Employee who made Pre-Tax Contributions to the Plan, in the ratio that each such Employee's Pre-Tax Contributions for the Plan Year bears to the total Pre-Tax Contributions of all such Employees for such Plan Year.

          If forfeitures or distributions are made under this Section 12.5, the Actual Contribution Percentage test is treated as meeting the nondiscrimination test of Section 401(m)(2) of the Code, regardless of whether the Actual Contribution Percentage, if recalculated after such forfeitures and/or distributions, would satisfy Section 401(m)(2) of the Code. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.4 of the Plan.

     12.6 Effective Date: This Article XII shall be effective for Plan Years ending after December 29, 2004 (i.e., effective beginning with the 2004 Plan
Year) and reflects the Plan's adoption of the final Treasury Regulation Section 1.401(k)-1 et seq. and 1.401(m)-1 et seq. issued December 29, 2004.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     13.1 Not Contract of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

     13.2 Controlling Law: This Plan and the Trust shall be construed, regulated and administered under the laws of the State of Texas, subject, however, to such determinations under the Plan as may be governed by ERISA and related provisions of the Code.

     13.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     13.4 Non-Alienability of Rights of Participants: Except as otherwise provided below and with respect to certain judgments and settlements pursuant to
Section 401(a)(13) of the Code, no interest, right or claim in or to the part of the Trust Fund attributable to the Account of any Participant, or any distribution of benefits therefrom, shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, claim or levy of any kind, voluntary or involuntary (excluding a levy on an Account, other than the Pre-Tax Contribution Account, for taxes filed upon the Plan by the Internal Revenue Service to the extent valid and enforceable under applicable federal law), including without limitation any claim asserted by a spouse or former spouse of any Participant, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code. The Committee shall establish a written procedure to be used to determine the qualified status of such orders and to administer distributions under such orders. Further, to the extent provided under the qualified domestic relations order, a former spouse of a Participant shall be treated as a spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Participant, the amount assigned to the Participant's former spouse may be immediately distributed, to the extent permitted by law, from the vested portion of the Participant's Account.

     13.5 Payments in Satisfaction of Claims of Participants: Any distribution to any Participant or his Beneficiary or legal representative, in accordance with the provisions of the Plan, of the interest in the Trust Fund attributable to his Accounts, shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee, the Company (including the Board) and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release of the Employer as a condition precedent to any payment or distribution under the Plan.

     13.6 Payments Due Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due such person to be made to the guardian of the minor or the guardian of the estate of the incompetent, or to the County Clerk as allowed under law without the Committee or the Trustee being responsible to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

     13.7 Acceptance of Terms and Conditions of Plan by Participants: Each Participant, through execution of the application required under the terms of the Plan as a condition of participation herein, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and the Trust Agreement and any subsequent amendments thereto and all actions of the Committee and the Trustee hereunder. In consideration of the adoption of this Plan by the Employer and the Contributions of the Employer to the Trust Fund, each Participant agrees by the execution of his application to participate herein to release and hold harmless to the extent permitted by ERISA the Employer, the Committee and the Trustee from any liability for any act whatsoever, past, present, or future, performed in good faith in such respective capacities pursuant to the provisions of this Plan or the Trust Agreement.

     13.8 Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan.

          IN WITNESS WHEREOF, CENTERPOINT ENERGY, INC. has executed these presents as evidenced by the signatures affixed hereto of its officers hereunto duly authorized, in a number of copies, all of which shall constitute but one and the same instrument, which instrument may be sufficiently evidenced by any such executed copy hereof, this 30th day of August 2005, but effective as of January 1, 2005.

                                       CENTERPOINT ENERGY, INC.


                                       By: /s/ David M. McClanahan
                                           ------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive Officer

ATTEST:


/s/ Richard Dauphin
------------------------------------
Richard Dauphin
Assistant Secretary

                         CENTERPOINT ENERGY SAVINGS PLAN
               (As Amended and Restated Effective January 1, 2005)

                                    EXHIBIT A

                                  EMPLOYER LIST

          In accordance with Section 10.1 of the Plan, this Exhibit A (which forms a part of the Plan) sets forth the list of the Plan's adopting Employers (in addition to the Company) as of January 1, 2005:

CenterPoint Energy Field Services, Inc.

CenterPoint Energy Gas Services, Inc.

CenterPoint Energy Gas Transmission Company

CenterPoint Energy Houston Electric, LLC

CenterPoint Energy Mississippi River Gas Transmission Corporation

CenterPoint Energy Offshore Management Services, LLC (effective as of April 15,
2005)

CenterPoint Energy Pipeline Services, Inc.

CenterPoint Energy Resources Corp.

CenterPoint Energy Service Company, LLC


                                       A-1